Exhibit 2.1

EXECUTION VERSION

CONTRIBUTION AGREEMENT

among

CARE INVESTMENT TRUST INC.

TIPTREE OPERATING COMPANY, LLC,

and

TIPTREE FINANCIAL PARTNERS, L.P.

Dated as of December 31, 2012

i

Section 4.4	No Conflict; Consents and Approvals	31
Section 4.5	Litigation	32
Section 4.6	State Takeover Laws	31
Section 4.7	Opinion of Financial Advisor	32
Section 4.8	Brokers	32
Section 4.9	No Other Representations or Warranties	32

ARTICLE V COVENANTS		32

Section 5.1	Conduct of Business	32
Section 5.2	No Solicitation.	35
Section 5.3	Preparation of Proxy Statement; Company’s Shareholders’ Meeting; Contributor Limited Partner Approval.	36
Section 5.4	Amended and Restated Operating Agreement for Acquirer	38
Section 5.5	Cooperation with Respect to RSUs	38
Section 5.6	Indemnification, Exculpation	38
Section 5.7	Access to Information; Confidentiality	39
Section 5.8	Further Actions; Efforts	40
Section 5.9	Notification of Certain Matters	40
Section 5.10	Certain Tax Matters	41
Section 5.11	Fees and Expenses	41
Section 5.12	Post-Closing Contributor Operations	41
Section 5.13	Public Announcements	41
Section 5.14	Company Transfer	41

ARTICLE VI CONDITIONS PRECEDENT		42

Section 6.1	Conditions to Each Party’s Obligation to Effect the Contribution	42
Section 6.2	Conditions to the Obligations of Contributor	42
Section 6.3	Conditions to the Obligations of Company and Acquirer	43
Section 6.4	Frustration of Closing Conditions	44

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER		44

Section 7.1	Termination	44
Section 7.2	Effect of Termination	45

ARTICLE VIII GENERAL PROVISIONS		46

Section 8.1	Notices	46
Section 8.2	Survival	47
Section 8.3	Entire Agreement	47
Section 8.4	Amendment and Waiver	47
Section 8.5	No Third Party Beneficiaries	47
Section 8.6	Governing Law	47
Section 8.7	Submission to Jurisdiction	48
Section 8.8	Assignment; Successors	48
Section 8.9	Enforcement	49

ii

Section 8.10	Currency	49
Section 8.11	Severability	49
Section 8.12	Waiver of Jury Trial	49
Section 8.13	Counterparts	49
Section 8.14	Facsimile Signature	49
Section 8.15	No Presumption Against Drafting Party	49

Exhibits and Schedules

Exhibit A	Form of Amended and Restated Articles
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of New Acquirer Operating Agreement

iii

CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT (this “Agreement”), dated as of December 31, 2012 (the “Effective Date“), among Care Investment Trust Inc., a Maryland corporation (“Care” or the “Company” ), Tiptree Operating Company, LLC, a Delaware limited liability company (“Acquirer”) and Tiptree Financial Partners, L.P., a Delaware limited partnership (“Contributor”). Company, Acquirer and Contributor are sometimes referred to herein collectively as “Parties” and individually as a “Party”.

RECITALS

WHEREAS, as of the Effective Date Contributor beneficially owns approximately 91.3% of Company Common Stock outstanding;

WHEREAS, Contributor owns (i) 100% of the membership interests of Muni Funding Company of America, LLC, a Delaware limited liability company (“MFC”), (ii) 100% of the outstanding shares of common stock of PFG Holdings Acquisition Corp., a Delaware corporation (“PFG”), and (iii) 100% of the outstanding shares of common stock of TAMCO Manager, Inc. (“TAMCO”), a Delaware corporation (collectively, together with any Subsidiary of Contributor (other than Company or any Subsidiary of Company formed prior to Closing) acquired after the Effective Date and prior to the Closing, the “Acquired Companies,” and Contributor’s equity interests in the Acquired Companies, the “Acquired Interests”);

WHEREAS, Contributor wishes to contribute to Acquirer, and Acquirer wishes to acquire from Contributor, at Closing (as hereinafter defined) all of Contributor’s assets (other than the Owned Company Common Stock), including the Acquired Interests, in exchange for (a) membership interests in Acquirer and (b) shares of Company Class B Common Stock, all as provided for herein (the “Contribution”);

WHEREAS, in connection with the Contribution, Company will adopt the Amended and Restated Articles providing, among other things, for the creation of Company Class B Common Stock, the redesignation of shares of Company Common Stock outstanding immediately prior to Closing as Company Class A Common Stock and the change of Company’s name to “Tiptree Financial Inc.”;

WHEREAS, Company is the sole member and the manager of Acquirer;

WHEREAS, the Parties intend the Contribution and the Company Transfer (as defined below) to generally qualify for non-recognition of gain or loss for U.S. federal income tax purposes pursuant to Section 721 of the Code;

WHEREAS, as a result of the Contribution, Acquirer will be owned by Company and Contributor as the two members of Acquirer;

WHEREAS, simultaneously with the Contribution, Contributor will purchase from Acquirer certain warrants to purchase Acquirer Common Units, subject to the terms and conditions of the Agreement;

WHEREAS, the holders of Contributor Preferred Units, will at the option of the holders thereof, be exchanged for shares of Company Class A Common Stock owned by Contributor or Contributor Common Units, at Closing, subject to the terms and conditions of this Agreement and the Contributor Limited Partnership Agreement;

WHEREAS, at Closing, Contributor will distribute shares of Company Class A Common Stock then owned by it or additional Contributor Common Units to holders of Contributor Common Units, at their election, subject to the terms and conditions of this Agreement and the Contributor Limited Partnership Agreement;

WHEREAS, Company has established a Special Committee (the “Special Committee”) comprised of the independent directors of the board of directors of Company (the “Company Board”) empowered to, among other things, negotiate the terms of the transactions contemplated by this Agreement;

WHEREAS, the Parties have determined that the Contribution and the other transactions contemplated herein are advisable and in the best interests of their respective organizations and equity holders and accordingly have agreed to consummate the Contribution and other transactions contemplated herein; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants, and agreements in connection with the Contribution and the other transactions contemplated herein and also prescribe certain conditions to the Contribution and other transactions, all as specified herein.

NOW, THEREFORE, in consideration of the premises, and the representations, warranties, covenants, and agreements contained herein, and intending to be legally bound hereby, each of the Parties hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

“Acquirer Common Unit” means a membership unit representing a fractional membership interest designated as a “Common Unit” under, and having the rights, preferences, and other privileges designated in, the New Acquirer Operating Agreement.

“Action” means any claim, action, suit, arbitration, or proceeding by or before any Governmental Authority.

“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Amended and Restated Articles” means the Fourth Articles of Amendment and Restatement of the Company, in the form attached hereto as Exhibit A.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banks in New York, New York are authorized or required by applicable Law to be closed.

“Company Acquisition Proposal” means any inquiry, proposal, offer, plan, arrangement, or other expression or indication of interest by any Person or group of Persons with respect to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, acquisition or issuance of securities, asset acquisition, binding exchange of securities, business combination, recapitalization, liquidation, dissolution, joint venture, or otherwise, of (i) assets or businesses of Company and its Subsidiaries that generate 20% or more of the net revenues or net income, or that represent 20% or more of the total assets (based on fair market value), of Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (ii) 20% or more of any class of Equity Interests, or voting power of Company, any of its Subsidiaries, or any entity of which Company becomes a Subsidiary, in each case other than the transactions contemplated by the Transaction Documents.

“Company Class A Common Stock” means the Class A Common Stock, par value $.001 per share, of Company resulting from the redesignation of Company Common Stock at the time of Closing.

“Company Class B Common Stock” means the Class B Common Stock, par value $.001 per share, of Company.

“Company Common Stock” means the common stock, par value $.001 per share, of Company pursuant to Company’s Third Articles of Amendment and Restatement as in effect as of the date hereof.

“Company Disclosure Schedules” means the disclosure schedules furnished by Company to Contributor contemporaneously with the execution and delivery of this Agreement.

“Company Material Adverse Effect” means any event, change, occurrence, or effect that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise), or results of operations of Company and its Subsidiaries taken as a whole, or (B) materially impairs the ability of any such entity to consummate, or prevents or materially delays, the Contribution or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so; provided, however, that in the case of clause (A) only, Company Material Adverse Effect shall not include any event, change, occurrence, or effect resulting from (1) changes or developments, whether economic, legislative, regulatory, geopolitical or otherwise, generally affecting the real estate investment trust or senior living industries (provided, that the impact on Company and Company Subsidiaries taken as a whole is not disproportionate to the impact on other similarly situated entities), or the economy or the financial, securities, debt or other capital markets, in the United States or globally, including effects on such industries, economy, or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of hostilities or any acts of war or terrorism, (3) any hurricane, tornado, windstorm, flood, earthquake or other natural disaster, act of God, or any change resulting from weather, (4) changes in Law or GAAP (or authoritative interpretation thereof) (provided, that the impact on Company and Company Subsidiaries taken as a whole is not disproportionate to the impact on other similarly situated entities) or (5) public announcement of this Agreement and the transactions contemplated herein, including the identity of the parties hereto and the impact on relationships, contractual or otherwise, between the Company and its Subsidiaries and any tenant, property or asset manager, supplier, contract counterparty, officer or employee.

“Company Parties” means Company and each of the other Company Subsidiaries other than the Acquirer.

“Company Performance Share Awards” means the performance share awards granted pursuant to the Care Investment Trust Inc. Equity Plan.

“Company Representatives” means any Company Party, and each of their respective officers, directors, employees, agents, and representatives, including any investment banker, attorney, or accountant retained by any Company Party (in each case other than any officer or director of a Company Party that is also an officer or director of any Contributor Party).

“Company SEC Documents” means all forms, reports, schedules, statements, and other documents required to be filed with, or furnished by Company to, the SEC.

“Company Shareholders” means the holders of Company Common Stock.

“Company Subsidiaries” means each of the Subsidiaries of Company.

“Company Superior Proposal” means any bona fide written Company Acquisition Proposal on terms which the Special Committee determines in good faith, after consultation with the Special Committee’s outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by the Transaction Documents, taking into account all the terms and conditions of such proposal, including the financing terms thereof, all financial, regulatory, legal, and other aspects of the proposal and the Person making the proposal, and the terms and conditions of this Agreement; provided, that for purposes of the definition of “Company Superior Proposal,” the references to “20%” in the definition of Company Acquisition Proposal shall be deemed to be references to “more than 50%”.

“Contract” means any contract, agreement, loan or credit agreement, note, bond, guaranty, mortgage, indenture, instrument, lease, sublease, purchase order, commitment, or license, whether written or oral.

“Contributor Board” means the Board of Directors of Contributor.

“Contributor Common Units” means a fractional, undivided share in the ownership interest in Contributor designated as a “Common Unit” having the rights, preferences, and other privileges designated in the Contributor Limited Partnership Agreement.

“Contributor Disclosure Schedules” means the disclosure schedules furnished by Contributor to Company contemporaneously with the execution and delivery of this Agreement.

“Contributor Insurance Entities” means PFG.

“Contributor Limited Partners” means the holders of Contributor Common Units and holders of Contributor Preferred Units.

“Contributor Limited Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Contributor, dated as of June 6, 2007, as amended, by the General Partner, the Initial Limited Partner (as named therein), and those Persons who have been admitted as partners from time to time as provided therein.

“Contributor Limited Partner Approval” means the consent to and approval of this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, by the holders of a majority of the outstanding Contributor Common Units and Contributor Preferred Units on an as converted basis voting together as a single class.

“Contributor Material Adverse Effect” means any event, change, occurrence, or effect that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise), or results of operations of any of Contributor’s Subsidiaries, or (B) materially impairs the ability of Contributor to consummate, or prevents or materially delays, the Contribution or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so; provided, however, that in the case of clause (A) only, Contributor Material Adverse Effect shall not include any event, change, occurrence, or effect resulting from (1) changes or developments, whether economic, legislative, regulatory, geopolitical or otherwise, generally affecting an industry in which any of Contributor’s Subsidiaries operate (provided, that the impact on any of Contributor’s Subsidiaries is not disproportionate to the impact on other similarly situated entities), or the economy or the financial, securities, debt or other capital markets, in the United States or globally, including effects on any such industry, economy, or market resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of hostilities or any acts of war or terrorism, (3) any hurricane, tornado, windstorm, flood, earthquake or other natural disaster, act of God, or any change resulting from weather, (4) changes in Law or GAAP (or authoritative interpretation thereof) (provided, that the impact on any of Contributor’s Subsidiaries is not disproportionate to the impact on other similarly situated entities) or (5) public announcement of this Agreement and the transactions contemplated herein, including the identity of the parties hereto and the impact on relationships, contractual or otherwise, between the Company and its Subsidiaries and any tenant, property or asset manager, supplier, contract counterparty, officer or employee.

“Contributor Parties” means the Contributor, and each Contributor Subsidiary, and the general partner of each Contributor Subsidiary, if applicable.

“Contributor Preferred Units” means a fractional, undivided share in the ownership of Contributor designated as a “Preferred Unit” under, and having the rights, preferences, and other privileges designated in, the Contributor Limited Partnership Agreement.

“Contributor Representatives” means any Contributor Party and each of their respective officers, directors, employees, agents, and representatives, including any investment banker, attorney, or accountant retained by any Contributor Party.

“Contributor Subsidiaries” means each of the Subsidiaries of Contributor other than PFG, Company, Acquirer and any Subsidiary of Contributor formed after the Effective Date but prior to Closing.

“control” (including the terms “controlled,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Copyrights” shall have the meaning set forth in the definition of “Intellectual Property.”

“Domiciliary Regulator” means the Governmental Authority charged with the supervision of an insurance company in the jurisdiction of domicile of such insurance company. For purposes of this Agreement, an insurance company shall be deemed to be domiciled in each jurisdiction in which it (i) is organized, (ii) has a branch or other division regulated as a branch, or (iii) is “commercially domiciled” under applicable Law.

“Environmental Claim” means any claim, cause of action, investigation, or notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup or remediation costs, governmental or third party response costs, natural resource damages, property damage, personal injuries, or fines or penalties) based on or resulting from (A) the presence or release of any Hazardous Substances at any location, whether or not owned or operated by the Person against which a claim is made, or (B) any violation of any Environmental Law.

“Environmental Laws” means any Laws of any Governmental Authority relating to pollution or protection of the environment.

“Environmental Permits” means all Permits under any Environmental Law.

“Equity Interests” means: (i) any capital stock of a corporation, any partnership interest, any limited liability company membership interest or any other equity interest; (ii) any security or right convertible into, exercisable or exchangeable for, or evidencing the right to subscribe for, any such stock, equity interest, or security referred to in clause (i); (iii) any stock appreciation right, contingent value right, or similar security or right that is derivative of any such stock, equity interest, or security referred to in clause (i) or (ii); and (iv) any Contract to grant, issue, award, convey, or sell any of the foregoing.

“Existing Warrant” means that warrant to purchase Company Common Stock, dated as of September 30, 2008, between Company and Contributor (as assignee of CIT Healthcare LLC).

“Form A Filing” means the filing of an acquisition statement (Form A) for the proposed acquisition of control by Acquirer of the Contributor Insurance Entities pursuant to this Agreement with the domiciliary state insurance regulatory authority of each Contributor Insurance Entity.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect in the United States at the time any relevant determination is made (except as otherwise specified).

“General Partner” means Tricadia Capital, LLC, a Delaware limited liability company and the general partner of Contributor.

“Governmental Authority” means any federal, state, local, or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory, or self-regulatory authority, instrumentality, agency, commission, or body, including the U.S. Small Business Administration.

“Hazardous Substance” means any substance listed, defined, designated, classified or regulated as a waste, pollutant, or contaminant or as hazardous, toxic, radioactive, or dangerous or any other term of similar import under any Environmental Law, including petroleum.

“Intellectual Property” means all intellectual property rights arising under the Laws of the United States or any other jurisdiction with respect to the following: (i) trade names, trademarks and service marks (registered and unregistered), domain names, trade dress, and similar rights and applications to register any of the foregoing (collectively, “Marks”); (ii) patents and patent applications and rights in respect of utility models or industrial designs (collectively, “Patents”); (iii) copyrights and registrations and applications therefor (collectively, “Copyrights”); (iv) know-how, inventions, discoveries, methods, processes, technical data, specifications, research and development information, technology, data bases, and other proprietary or confidential information, including customer lists, in each case that derives economic value from not being generally known to other Persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”); and (v) any right of privacy, publicity, or the like.

“Internalization” means the acquisition by Contributor of 99% of the Equity Interests in TAMCO, and each of the other transactions contemplated by the Internalization Agreement.

“Internalization Agreement” means that certain Contribution and Issuance Agreement, dated as of April 19, 2012, by and among Contributor, TFPLP Holdings I LLC, a Delaware limited liability company, TFPLP Holdings II LLC, a Delaware limited liability company, TFPLP Holdings III LLC, a Delaware limited liability company, and Tricadia Holdings, L.P., a Delaware limited partnership.

“IRS” means the Internal Revenue Service of the United States.

“Knowledge of Company” means the actual knowledge of Salvatore V. Riso, Jr. or Danielle DePalma.

“Knowledge of Contributor” means the actual knowledge of Michael Barnes, Julia Wyatt, Geoffrey Kauffman, James McKee, Andrew Schinder, Christopher Conley (solely with respect to Muni Capital Management, LLC and Muni Funding Company of America, LLC) or John C. McCormick (solely with respect to Telos Asset Management LLC).

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree, or order of any Governmental Authority.

“Liens” means mortgages, deeds of trust, liens, security interests (statutory or otherwise), pledges, easements, covenants, right of ways, title defects, rights of first refusal, options, restrictions, or encumbrances of any kind, except for Permitted Liens.

“Marks” has the meaning set forth in the definition of “Intellectual Property.”

“MGCL” means the Maryland General Corporation Law, as amended.

“Organizational Documents” means the documents by which the legal existence of any Person (other than an individual) is established or which govern its internal affairs (including any certificate and/or articles of incorporation or organization, certificate of formation, constitutional documents, by-laws, partnership agreement or operating agreement), in each case, as amended through the date of this Agreement.

“Owned Company Common Stock” means (i) any shares of Company Common Stock owned by Contributor prior to Closing (including any Company Class A Common Stock issued in exchange therefor or reclassification thereof) (ii) the Existing Warrant and any shares of Company Common Stock issuable pursuant to the Existing Warrant and (iii) any Company Class A Common Stock issued at Closing in exchange of Company Common Stock in clauses (i) and (ii).

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Permits” means all permits, licenses, franchises, approvals, certificates, certificates of authority, licenses, consents, waivers, concessions, exemptions, orders, registrations, notices, or other authorizations issued to, or required to be obtained or maintained by, the applicable Party or any of its Subsidiaries by a Governmental Authority with respect to the conduct or operation of the business of such Party or any of its Subsidiaries as currently conducted, and all pending applications therefor and amendments, modifications, or renewals thereof.

“Permitted Liens” means: (a) with respect to the Contributor Parties, those Liens set forth in Section 1.1 of the Contributor Disclosure Schedules; (b) mechanics’, carriers’, workers’, repairers’, and other similar liens arising or incurred in the ordinary course of business if the underlying obligations are not yet due or in material default, or pledges, deposits, or other liens securing the performance of bids, trade contracts, leases, or statutory obligations (including workers’ compensation, unemployment insurance, or other social security legislation) not material in default; (c) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and not in material default; (d) Liens for Taxes that are not due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate Actions, in each case as to which adequate reserves have been established on the Contributor Financial Statements in accordance with GAAP; and (e) other imperfections of record affecting title or easements, covenants, or conditions that do not, individually or in the aggregate, materially detract from the value of the property or asset to which they relate, or materially interfere with any present or intended use of such property or asset.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority.

“Registration Rights Agreement” means the registration rights agreement between Company and Contributor, in the form attached hereto as Exhibit B.

“SAP” means, as to any Contributor Insurance Entity, the statutory insurance accounting principles and practices prescribed or permitted by the applicable insurance Law and the insurance regulatory authority and applied consistently throughout the periods involved, in each case of the jurisdiction in which such Contributor Insurance Entity is domiciled.

“SEC” means the Securities and Exchange Commission.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary that is a “Significant Subsidiary” as defined in Rule 1-02 of Regulation S-X of the SEC except that PFG and its Subsidiaries shall not be deemed to be a Significant Subsidiary for purposes of this Agreement.

“Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, either directly or indirectly through one or more intermediaries.

“Tax” shall include, whether disputed or not, any and all (a) taxes, customs, duties, tariffs, imposts, charges, deficiencies, assessments, or levies, including, without limitation, income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, employment, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer, and recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local, or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)); and such term shall include any interest, fines, penalties, or additional amounts attributable to, or imposed upon, or with respect to, any such amounts; (b) liability for the payment of any amounts of the type described in clause (a) as a result of being or having been a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability; and (c) liability for the payment of any amounts described in clause (a) or (b) as a result of being or having been a party to any tax sharing or similar agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

“Tax Return” means any report, return, document, declaration, or filing required or permitted to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Transaction Documents” means this Agreement, any agreement or certificate required to be delivered hereunder, the Registration Rights Agreement, the Acquirer Warrants and the New Acquirer Operating Agreement.

“Wholly-Owned Company Party” means any Company Subsidiary of which Company owns, directly or indirectly, all of the issued and outstanding Equity Interests and voting interests.

“Wholly-Owned Contributor Party” means any Contributor Subsidiary of which Contributor owns, directly or indirectly, all of the issued and outstanding Equity Interests and voting interests.

Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition	Location

Acquired Companies	Recitals
Acquired Interests	Recitals
Acquirer	Preamble
Acquirer Warrants	2.4(b)(ii)
Agreement	Preamble
Assumed Liabilities	2.3
Care	Preamble
Class B Common Stock Consideration	2.4(b)(i)
Closing	2.4(a)
Closing Date	2.4(a)
COBRA	3.10(d)
Code	3.10(b)
Company	Preamble
Company Adverse Recommendation Change	5.2(c)
Company Board	Recitals
Company Preferred Stock	4.2(a)
Company Shareholder Approval	4.3(a)
Company Shareholders’ Meeting	5.3(a)
Company Transfer	5.14(a)
Consideration	2.1
Contribution	Recitals
Contributor	Preamble
Contributor Affiliate Transaction	3.18

Contributor Audited Financial Statements	3.5(a)
Contributor Balance Sheet	3.5(a)
Contributor Balance Sheet Date	3.5(a)
Contributor Employee Plans	3.10(a)
Contributor Financial Statements	3.5(a)
Contributor Insurance Policies	3.15(a)
Contributor Leased Real Property	3.16(b)
Contributor Material Contracts	3.14(a)
Contributor Owned Real Property	3.16(a)
Contributor Permits	3.9(b)
Contributor Related Party	3.18
Contributor Unaudited Financial Statements	3.5(a)
Effective Date	Preamble
ERISA	3.10(a)
Exchange Act	3.4(b)
Excluded Assets	2.2
New Acquirer Operating Agreement	5.4
Outside Date	7.1(b)(i)
Parties	Preamble
Party	Preamble
Permitted Issuance	2.4(b)(i)
PFG	Recitals
Proxy Statement	5.3(a)
Securities Act	3.4(b)
Special Committee	Recitals
Statutory Statements	3.6
TAMCO	Recitals
Transferred Assets	2.1
Unit Consideration	2.4(b)(i)
Warrant Consideration	2.4(b)(ii)

Section 1.3 Rules of Construction. Unless otherwise indicated, any reference in this Agreement to any Articles, Sections, clauses, Schedules, or Exhibits shall be to the Articles, Sections, and clauses of, and Schedules and Exhibits to, this Agreement. The words “include,” “includes,” and “including” are deemed to be followed by the phrase “without limitation.” Any reference to the masculine, feminine, or neuter gender shall include each other gender and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement.

ARTICLE II

CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES

Section 2.1 Contribution of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, Contributor shall contribute, assign, transfer, convey, and deliver to Acquirer all of Contributor’s right, title, and interest as of the Closing Date in and to the Transferred Assets, free and clear of all Liens, in exchange for Acquirer’s and Company’s issuance to Contributor, as applicable, of (i) 31,007,471 Acquirer Common Units and (ii) 31,007,471 shares of Company Class B Common Stock, in each case subject to adjustment, pursuant to and as provided in Section 2.4(b)(i) (the “Consideration”). “Transferred Assets” shall mean all of Contributor’s right, title, and interest, direct or indirect, in and to all assets, properties, and rights of every nature, kind, and description, whether tangible or intangible, real, personal, or mixed, accrued or contingent (including goodwill), wherever located and whether now existing or hereafter acquired prior to the Closing Date, as the same shall exist on the Closing Date, whether or not carried or reflected on or specifically referred to in Contributor’s books or financial statements or in the Schedules hereto, other than the Excluded Assets, including without limitation the assets, properties, and rights referred to below:

(a) all assets recorded or reflected on the Contributor Balance Sheet (including assets such as Contracts to which no value was attributed);

(b) all assets acquired by Contributor since the date of the Contributor Balance Sheet;

(c) all Equity Interests owned by Contributor other than the Owned Company Common Stock, including without limitation all of the Acquired Interests;

(d) all Contracts to which Contributor is a party or by which Contributor is bound;

(e) all real property, leaseholds, and other interests in real property owned or leased by Contributor, together with Contributor’s right, title, and interest in and to all structures, facilities, or improvements located thereon and all easements, licenses, rights, and appurtenances relating to the foregoing;

(f) all Intellectual Property owned by Contributor;

(g) all accounts receivable, notes receivable, and other receivables due to Contributor, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto;

(h) all machinery, equipment, furniture, furnishings, parts, spare parts, vehicles, and other tangible personal property owned by Contributor;

(i) all raw materials, work-in-progress, finished goods, supplies, packaging materials, and other inventories owned by Contributor;

(j) all Permits held by Contributor;

(k) all books of account, general, financial, accounting and personnel records, files, invoices, customers’ and suppliers’ lists, other distribution lists, billing records, sales and promotional literature, manuals, and customer and supplier correspondence owned by Contributor;

(l) all credits, prepaid expenses, and security deposits owned or held by Contributor; and

(m) all rights to causes of action, lawsuits, judgments, claims, and demands of any nature in favor of Contributor, including all rights under all guarantees, warranties, indemnities, and similar rights in favor of Contributor, including with respect to any and all of the foregoing, any assignments, consents, and approvals necessary or appropriate under existing Law, contract, or otherwise to effect the transfer of any and all such assets of Contributor.

Section 2.2 Excluded Assets. Contributor is not contributing, and Acquirer is not purchasing, any of the following assets of Contributor, all of which shall be retained by Contributor (collectively, the “Excluded Assets”):

(a) the Owned Company Common Stock;

(b) the partnership records of Contributor;

(c) all rights of Contributor under this Agreement and the other Transaction Documents (including any rights to the Consideration); and

(d) cash in an amount equal to the Warrant Consideration.

Section 2.3 Assumption of Liabilities. In connection with the Contribution, at the Closing, Acquirer shall assume all of the liabilities and obligations of Contributor relating to or arising from the Transferred Assets (the “Assumed Liabilities”).

Section 2.4 Closing.

(a) The closing of the Contribution (the “Closing”) shall take place at 10:00 a.m., local time, on the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, unless another date, time, or place is agreed to in writing by Company and Contributor. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b) At or immediately prior to the Closing:

(i) Acquirer and Company shall deliver or cause to be delivered to Contributor the portion of the Consideration consisting of 31,007,471 Acquirer Common Units (the “Unit Consideration”) and 31,007,471 shares of Company Class B Common Stock (the “Class B Common Stock Consideration”); provided, that, if any time from and after the date of this Agreement but prior to Closing, the Contributor issues any Contributor Common Units or any Equity Interests convertible, exchangeable or exercisable for Contributor Common Units (A) pursuant to the establishment of any new compensatory or incentive plan (or amendment of any existing compensatory or incentive plan to increase the amount of Contributor Common Units or Equity Interests convertible, exchangeable or exercisable for Contributor Common Units available for issuance thereunder) or (B) in connection with any bona fide arms-length transaction with an unaffiliated third party wherein the cash or property received by Contributor in such transaction is contributed to Acquirer pursuant to this Agreement (each a “Permitted Issuance”), then the number of Acquirer Common Units comprising the Unit Consideration and the number of shares of Company Class B Common Stock comprising the Class B Common Stock Consideration shall each be increased by an aggregate amount equal to the product (rounded to the nearest whole number) of (x) the aggregate number of Contributor Common Units (which shall include, in the case of Equity Interests convertible, exchangeable or exercisable for Contributor Common Units, the maximum number of Contributor Common Units issuable in respect thereof) outstanding immediately prior to the closing of such transaction multiplied by 2.798; provided further, such increase shall not exceed 139,900 Acquirer Common Units and 139,900 shares of Company Class B Common Stock with respect to issuances under clause (A) and shall not exceed 2,000,000 Acquirer Common Units and 2,000,000 shares of Company Class B Common Stock with respect to issuances under clause (B).

(ii) Contributor shall purchase from Acquirer (i) warrants to purchase an aggregate of 2,098,500 Acquirer Common Units at an exercise price of $8.48 per Acquirer Common Unit for a purchase price of $4,327,500 in cash and (ii) a warrant to purchase an aggregate of 1,510,920 Acquirer Common Units at an exercise price of $5.36 per Acquirer Common Unit for a purchase price of $6,846,380 in cash (together with the purchase price in clause (i), the “Warrant Consideration”) in each case, in form and substance mutually satisfactory to Acquirer and Contributor (such warrants pursuant to clauses (i) and (ii), collectively the “Acquirer Warrants”);

(iii) Each of the Parties shall deliver or cause to be delivered each of the instruments and documents contemplated to be delivered by such Party pursuant to Article VI; and

(iv) Each of the Parties shall deliver or cause to be delivered duly executed counterpart signatures to each of the other Transaction Documents to which it is a party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

Except as set forth in the corresponding section or subsection of the Contributor Disclosure Schedules, Contributor represents and warrants to Company, as of the Effective Date and as of Closing, as follows:

Section 3.1 Organization, Standing, and Power.

(a) Each of the Contributor Parties and PFG (i) is an entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate, partnership, limited liability company, or similar power and authority to own, lease, and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing, or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not be reasonably expected to have a Contributor Material Adverse Effect.

(b) Contributor has made available to Company true and complete copies of the Organizational Documents of each of the Contributor, the Acquired Companies and each Significant Subsidiary of each Acquired Company and as so made available each such Organizational Document is in full force and effect. No Contributor Party is in material violation of any provision of its respective Organizational Documents.

Section 3.2 Capitalization.

(a) Section 3.2(a) of the Contributor Disclosure Schedules sets forth, for Contributor and each Contributor Subsidiary, its jurisdiction of organization or formation, the amount of its authorized capital stock or other Equity Interests, the amount of its outstanding capital stock or other Equity Interests, and for each Contributor Subsidiary the names of the record holders of its outstanding capital stock or other Equity Interests. Except for the Equity Interests set forth in Section 3.2(a) of the Contributor Disclosure Schedules, none of the Contributor Subsidiaries have currently outstanding or agreed to issue any: (a) share of capital stock or other Equity Interest; (b) option, warrant, or interest convertible into or exchangeable or exercisable for the purchase of shares of capital stock or other Equity Interests; (c) stock appreciation right, phantom stock, interest in the ownership or earnings of a Contributor Subsidiary, or other equity equivalent or equity-based award or right; or (d) bond, debenture, or other indebtedness having the right to vote or convertible or exchangeable for securities having the right to vote. Except for rights granted to the Acquirer under this Agreement, there are no outstanding obligations of any Contributor Party to issue, sell, or transfer or repurchase, redeem, or otherwise acquire, or that relate to the holding, voting, or disposition of or that restrict the transfer of, the issued or unissued capital stock or other Equity Interests of any Contributor Subsidiaries.

(b) Except for its ownership of Equity Interests in the Acquired Companies and the Owned Company Common Stock and except as set forth in Section 3.2(b) of the Contributor Disclosure Schedules, Contributor does not directly own any Equity Interests in any other Person. Except for its ownership of Equity Interests in another Contributor Subsidiary and except as set forth in Section 3.2(b) of the Contributor Disclosure Schedules, no Contributor Subsidiary owns any Equity Interests in any other Person.

(c) Except as set forth in Section 3.2(c) of the Contributor Disclosure Schedules, all of the issued and outstanding Equity Interests in each Contributor Subsidiary are owned, beneficially and of record, directly by a Contributor Party, free and clear of any and all Liens, transfer restrictions, and voting agreements or other agreements with respect to the ownership, voting, control, or transfer of such Equity Interests. Except as set forth in Section 3.2(c) of the Contributor Disclosure Schedules, there are no outstanding contractual obligations of any Contributor Subsidiary to repurchase, redeem, or otherwise acquire any Equity Interests in such Contributor Subsidiary or to provide funds to, or make any investment in, any other Person.

Section 3.3 Authority.

(a) The General Partner, acting at the direction of the Contributor Board, has, and upon obtaining the Contributor Limited Partner Approval, Contributor will have, all necessary limited liability company or partnership power and authority, as applicable, to execute, deliver, and perform its respective obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Upon obtaining the Contributor Limited Partner Approval, the execution, delivery, and performance by each of Contributor and the General Partner of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will have been duly authorized by all necessary partnership or limited liability company action, as applicable, on the part of each of Contributor and the General Partner, and no other partnership or limited liability company proceedings, as applicable, on the part of Contributor or the General Partner are necessary to approve this Agreement or the other Transaction Documents to which Contributor or the General Partner is a party or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and upon the execution by Contributor and the General Partner of the other Transaction Documents to which each is a party, each of the other Transaction Documents will be, duly executed and delivered by each of Contributor and the General Partner, and, assuming the due authorization, execution, and delivery by any other parties thereto, each of this Agreement and each other Transaction Document to which Contributor and/or the General Partner is a party will constitute a valid and binding obligation of Contributor and the General Partner, enforceable against Contributor and the General Partner in accordance with its respective terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) The Contributor Board, at a meeting duly called and held at which all directors were present (or pursuant to a duly adopted unanimous written consent in lieu of a meeting), duly adopted resolutions (i) determining that the terms of this Agreement, the Contribution, and the other transactions contemplated hereby are fair to and in the best interests of Contributor and its partners, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Contribution, (iii) directing that this Agreement be submitted to the Contributor Limited Partners for adoption and approval, and (iv) recommending that the Contributor Limited Partners vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby, which resolutions, as of the date hereof, have not been subsequently rescinded, modified, or withdrawn in any way, and Contributor and the General Partner are each bound by such resolutions.

Section 3.4 No Conflict; Consents and Approvals.

(a) Except as set forth in Section 3.4(a) of the Contributor Disclosure Schedules, the execution, delivery, and performance by Contributor of this Agreement and the other Transaction Documents to which it is a party does not and will not, and the consummation of the Contribution and the other transactions contemplated hereby and thereby and compliance by Contributor with the provisions hereof and thereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation, modification, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets, or rights of any Contributor Party under, or give rise to any increased, additional, accelerated, or guaranteed rights or entitlements under, or require any consent, waiver, or approval of any Person pursuant to, any provision of (i) the Organizational Documents of any Contributor Party, (ii) any Contract to which any Contributor Party is a party or by which any Contributor Party or any of its respective properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 3.4(b), any Law applicable to any Contributor Party or by which any Contributor Party or any of its respective properties or assets may be bound, except as, in the case of the foregoing clauses (ii) and (iii), individually or in the aggregate, would not reasonably be expected to have a Contributor Material Adverse Effect.

(b) Except as set forth in Section 3.4(b) of the Contributor Disclosure Schedules, no consent, approval, order, or authorization of, or registration, declaration, filing with, or notice to, any Governmental Authority is required by or with respect to any Contributor Party in connection with the execution, delivery, and performance of this Agreement by Contributor or the consummation by Contributor of the Contribution and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable state or federal securities Law, and (ii) such other consents, approvals, orders, authorizations, registrations, declarations, filings, or notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to be material to the applicable Contributor Party.

Section 3.5 Financial Statements of Contributor.

(a) Copies of (i) the audited consolidated balance sheet of Contributor, PFG and the Contributor Subsidiaries as of December 31, 2011 and December 31, 2010, and the related audited consolidated statement of operations, cash flows, and changes in capital of Contributor, PFG and the Contributor Subsidiaries for the years ended December 31, 2011,

December 31, 2010, and December 31, 2009, together with all related notes and schedules thereto, accompanied by the reports thereon of Contributor’s independent auditors (collectively, the “Contributor Audited Financial Statements”), and (ii) the unaudited consolidated balance sheet of Contributor, PFG and the Contributor Subsidiaries as of September 30, 2012 (the “Contributor Balance Sheet”, and such date, the “Contributor Balance Sheet Date”), and the related unaudited statement of operations for the nine months then ended (together with the Contributor Balance Sheet, the “Contributor Unaudited Financial Statements”, and together with the Contributor Audited Financial Statements, the “Contributor Financial Statements”), are attached hereto as Section 3.5(a) of the Contributor Disclosure Schedules. The Contributor Financial Statements (i) have been prepared based on the books and records of the Contributor Parties (except as may be indicated in the notes thereto), (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (iii) fairly present, in all material respects, the consolidated financial position and results of operations of the Contributor Parties and PFG as of the dates thereof and for the periods indicated therein, except as otherwise noted therein.

(b) Except as set forth in Section 3.5(b) of the Contributor Disclosure Schedules, no Contributor Party nor PFG has any debts, liabilities, or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, other than any such debts, liabilities, or obligations (i) reflected or reserved against on the Contributor Financial Statements or the notes thereto, or (ii) incurred since the Contributor Balance Sheet Date in the ordinary course of business consistent with past practice of the Contributor Parties or PFG.

(c) Contributor, PFG or the applicable Contributor Subsidiary has established and maintains a system of internal control over financial reporting designed to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of Contributor’s consolidated financial statements in conformity with GAAP; (ii) that transactions are executed by Contributor, PFG or the Contributor Subsidiaries only in accordance with the authorization of management or the governing body of Contributor, PFG or applicable Contributor Subsidiary pursuant to applicable organizational documents; and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of assets of Contributor, PFG or any Contributor Subsidiary. Contributor has disclosed to Contributor’s auditors (i) any significant deficiencies and material weaknesses in the design or operation of Contributor’s internal control over financial reporting which are reasonably likely to adversely affect Contributor’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Contributor’s internal control over financial reporting.

(d) Since June 1, 2011, (i) none of the Contributor Parties, PFG or, to the Knowledge of Contributor, any of their respective directors, officers, employees, auditors, accountants or representatives, nor any party providing accounting or financial advisory services to any Contributor Party or PFG, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any Contributor Party, PFG or its respective internal accounting controls, including any material complaint, allegation, assertion or claim that any Contributor Party or PFG has engaged in questionable accounting or auditing practices and (ii) no attorney representing or acting for the benefit of any Contributor Party or PFG, whether or not employed by such Contributor Party or PFG, has reported evidence of a breach of fiduciary duty or similar violation by any Contributor Party or PFG or any of its respective officers, directors, employees or agents to the Contributor Board or any committee thereof or to any director or officer of any Contributor Party or PFG, or to any party providing accounting or financial advisory services to any Contributor Party or PFG.

Section 3.6 Financial Statements of Contributor Insurance Entities. True, correct, and complete copies of the following statutory financial statements have been made available to Company, prior to the date hereof, in each case together with any exhibits, schedules, and notes thereto (collectively, the “Statutory Statements”): (i) the annual financial statements (or the equivalent document in the applicable jurisdiction) of each Contributor Insurance Entity (including with respect to the separate accounts and branches of each such Contributor Insurance Entity that prepares such annual statements) for the two latest available annual period fiscal filings with any Domiciliary Regulator of such Contributor Insurance Entity, in each case as required to be filed with such Domiciliary Regulator, and (ii) the financial statements of each Contributor Insurance Entity for the most recently ended quarterly or semi-annual period (including with respect to the separate accounts and branches of any Contributor Insurance Entity that prepares such quarterly or semi-annual statements), as the case may be, in respect of which such filing is required to be made, in each case, to the extent such statements are required to be filed with the Domiciliary Regulator. Each of the Statutory Statements (except as expressly set forth in such Statutory Statements) (A) was prepared from the books and records of the applicable Contributor Insurance Entity, (B) was filed with or submitted to the applicable Domiciliary Regulator of such Contributor Insurance Entity on a form prescribed or permitted by such Domiciliary Regulator, and (C) was prepared, in all material respects, to the extent applicable, in accordance with SAP (where required) applied on a consistent basis during the periods involved, and present fairly and accurately, in all material respects, the statutory financial position and results of operations of such Contributor Insurance Entity as of its respective date or for the respective periods covered thereby. No material deficiency has been asserted in writing with respect to any of the Statutory Statements by any Domiciliary Regulator since January 1, 2009.

Section 3.7 Absence of Certain Changes or Events. Except as set forth in Section 3.7 of the Contributor Disclosure Schedules, since the Contributor Balance Sheet Date: (a) the Contributor Parties or PFG have conducted their businesses only in the ordinary course consistent with past practice; (b) there has not been any event, change, occurrence, or effect or prospective event, change, occurrence, or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Contributor Material Adverse Effect; (c) none of Contributor Parties or PFG has suffered any material loss, damage, destruction, or other casualty affecting any of its material properties or assets, whether or not covered by insurance; and (d) except for actions in connection with the Internalization, no Contributor Party has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1(a).

Section 3.8 Litigation. As of the date hereof, there is no Action by or against any Contributor Party pending, or to the Knowledge of Contributor, threatened that could, individually or in the aggregate, if adversely decided, be material to any Contributor Party or that would affect the legality, validity, or enforceability of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

Section 3.9 Compliance with Laws.

(a) Each of the Contributor Parties is, and for the past five years has been, in material compliance with all Laws.

(b) Each Contributor Party (or to the Knowledge of Contributor, each applicable third party in charge of operating its properties or carrying on its business) is in possession of all Permits necessary for such Contributor Party to own, lease, and operate its properties and carry on its business as currently conducted (the “Contributor Permits”), except where the failure to have such Permit would not have a Contributor Material Adverse Effect.

Section 3.10 Benefit Plans.

(a) Section 3.10(a) of the Contributor Disclosure Schedules sets forth (i) a list of all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, or other benefit plans, programs, or arrangements, that are maintained, contributed to, or sponsored by each Contributor Party for the benefit of any current employee, officer, or director of such Contributor Party, and (ii) a list of all material employment, termination, severance, or other Contracts, agreements, or arrangements, pursuant to which each Contributor Party currently has any obligation with respect to any current or former employee, officer, or director of such Contributor Party (collectively, the “Contributor Employee Plans”).

(b) Each Contributor Employee Plan has been operated in all material respects in accordance with its terms and the requirements of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and any other applicable Law.

(c) Each Contributor Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS that it is so qualified and each related trust that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination or opinion letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such letter or letters from the IRS that would reasonably be expected to adversely affect the qualified status of any such Contributor Employee Plan or the exempt status of any such trust.

(d) No Contributor Employee Plan is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA, a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), or a single employer plan (within the meaning of Section 4001(a)(15) of ERISA) for which any Contributor Party would reasonably be expected to incur any direct or indirect liability under Section 4063 or 4064 of ERISA. Except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or similar state or local law, no Contributor Party is obligated to provide any retiree health or life insurance benefits to any employee or former employee of such Contributor Party.

Section 3.11 Labor Matters. No Contributor Party is a party to any labor or collective bargaining contract that pertains to employees of any Contributor Party. There are no organizing activities or collective bargaining arrangements that would affect any Contributor Party or under discussion with any labor organization or group of employees of any Contributor Party.

Section 3.12 Environmental Matters.

(a) To the Knowledge of Contributor, each Contributor Party (i) is in material compliance with all applicable Environmental Laws and has obtained and is in compliance with all Environmental Permits and (ii) there are no written claims pursuant to any Environmental Law pending or, to the Knowledge of Contributor, threatened against any Contributor Party.

(b) To the Knowledge of Contributor, there have been no releases of any Hazardous Substances that could be reasonably likely to form the basis of an Environmental Claim against any Contributor Party.

(c) To the Knowledge of Contributor, no Contributor Party is currently subject or party to any agreement, order, judgment, or decree by or with any Governmental Authority or third party pursuant to which a Contributor Party has assumed, incurred, or suffered any liability or obligation under any Environmental Law.

(d) The representations and warranties contained in this Section 3.12 are the only representations and warranties being made with respect to any Contributor Party’s compliance with or liability under Environmental Laws or with respect to any environmental, health, or safety matter related to any Contributor Party.

Section 3.13 Taxes. Except as set forth in Section 3.13 of the Contributor Disclosure Schedules and except to the extent a failure or breach could not reasonably be expected to have a Contributor Material Adverse Effect:

(a) Each Contributor Party and PFG has timely and duly filed, or has caused to be timely and duly filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete, and accurate in all material respects. Except for those Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP in the Contributor Financial Statements, each Contributor Party and PFG has timely paid all Taxes required to be paid (whether or not shown on any Tax Return) by it.

Each Contributor Party and PFG has complied with all applicable rules and regulations relating to the withholding of Taxes. All Taxes which any Contributor Party or PFG is required by Law to withhold or to collect for payment have been timely and duly withheld and collected and any such amounts that are required to be remitted to any taxing authority have been timely and duly remitted.

(b) The Contributor Financial Statements reflect, in accordance with GAAP, an adequate reserve for all Taxes payable by each Contributor Party or PFG for all taxable periods through the date of such financial statements.

(c) To the Knowledge of Contributor there is no claim, audit, action, suit, proceeding, or investigation now pending against or with respect to any Contributor Party or PFG in respect of any Tax. No Contributor Party or PFG has received written notice of any claim made by a Governmental Authority in a jurisdiction where any Contributor Party or PFG does not file a Tax Return that such Contributor Party or PFG is or may be subject to taxation by that jurisdiction.

(d) No Contributor Party or PFG is a party to, bound by, or has any liability under any Tax sharing, allocation, or indemnification agreement or similar arrangement with any person (other than agreements with or among other Contributor Parties and/or PFG), and no Contributor Party or PFG has any liability for the Taxes of any person (other than another Contributor Party or PFG ) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

(e) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of any Contributor Party or PFG.

(f) In the last five (5) years, no Contributor Party or PFG has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock to which Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) applied or was intended to apply.

(g) No Contributor Party or PFG has participated, or is currently participating, in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(h) No Contributor Party or PFG has knowingly participated, within the meaning of Treasury Regulation Section 1.6011-4(c), in (i) any “reportable transaction” within the meaning of Section 6011 of the Code and the Treasury Regulations thereunder (without regard to any cumulative or aggregate effect), (ii) any “confidential corporate tax shelter” within the meaning of Section 6111 of the Code and the Treasury Regulations thereunder, or (iii) any “potentially abusive tax shelter” within the meaning of Section 6112 of the Code.

(i) No Contributor Party or PFG has granted any waiver, extension, or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return, nor has any request for any such waiver, extension, or consent been made.

(j) No Contributor Party or PFG will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law), (C) installment sale or open transaction disposition made on or prior to the Closing Date, or (D) prepaid amount received on or prior to the Closing Date or any closing agreement executed on or prior to the Closing Date.

(k) In the past five years, no Contributor Party has requested or received any ruling from any taxing authority or entered into any closing or similar agreement within the meaning of Section 7121 of the Code relating to or with respect to the income and/or assets of any Contributor Party. There are no pending requests by any Contributor Party for an IRS private letter ruling.

(l) All fees, charges, costs or expenses pursuant to Affiliate services agreements or otherwise which are paid by the Contributor or any of its Affiliates are made on an arms’ length basis within the meaning of Section 482 of the Code and the regulations and rulings promulgated thereunder. No claim has been asserted by any Government Authority that the Company is liable for any Taxes based on Section 482 of the Code or comparable provisions of other applicable Laws.

(m) Contributor has made available to the Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed or agreed to by any of the Contributor Parties or PFG filed or received since January 1, 2009.

Section 3.14 Contracts.

(a) Section 3.14(a) of the Contributor Disclosure Schedules lists each of the following written Contracts of the Contributor Parties currently in effect (such Contracts as described in this Section 3.14(a) being the “Contributor Material Contracts”):

(i) each Contract that provides for payment or receipt by a Contributor Party of more than $500,000 per year, including any such Contracts with customers or clients;

(ii) each Contract evidencing indebtedness of a Contributor Party for borrowed money in excess of $500,000;

(iii) any material Contract pursuant to which any Contributor Party has provided funds to or made any loan, capital contribution, or other investment in, or assumed any liability or obligation of, any Person, including take-or-pay contracts or keepwell agreements, and any Contract pursuant to which any Contributor Party is obligated to do any of the foregoing;

(iv) any Contract with any Contributor Related Party;

(v) any current employment or consulting Contract, other than Contracts for employment covered in clause (iv), that involves an aggregate future or potential liability in excess of $500,000;

(vi) any Contract that limits, or purports to limit, the ability of any Contributor Party to compete in any line of business or with any Person or in any geographic area or during any period of time, or that restricts the right of any Contributor Party to sell to or purchase from any Person or to hire any Person (other than customary confidentiality agreements entered into in the ordinary course of business consistent with past practice);

(vii) any Contract pursuant to which any Contributor Party is the lessee or lessor of, or holds, uses, or makes available for use to any Person (other than another Contributor Party), (A) any real property or (B) any tangible personal property and, in the case of clause (B), that involves an aggregate future or potential liability or receivable, as the case may be, in excess of $500,000;

(viii) any Contract providing for material indemnification obligations currently in effect to or from any Person with respect to liabilities relating to any current or former business of any Contributor Party or any predecessor Person;

(ix) any joint venture or partnership, merger, asset, or stock purchase or divestiture Contract relating to any Contributor Party; and

(x) any other Contract, whether or not made in the ordinary course of business, that (A) involves a future or potential liability or receivable, as the case may be, in excess of $500,000 on an annual basis or in excess of $1,500,000 over the current Contract term or (B) has a term greater than one year and cannot be cancelled by the Contributor Party thereto without penalty or further payment and without more than 30 days’ notice.

(b) Each Contributor Material Contract (i) is valid and binding on the Contributor Party thereto and, to the Knowledge of Contributor, the counterparties thereto, and is in full force and effect and (ii) shall continue in full force and effect upon consummation of the transactions contemplated by this Agreement. No Contributor Party, and to the Knowledge of Contributor no other party, is in material breach of, or default under, any Contributor Material Contract. Contributor has delivered or made available to Company true and complete copies of all Contributor Material Contracts, including any amendments thereto.

Section 3.15 Insurance.

(a) All material casualty, directors and officers liability, general liability, product liability, and all other types of insurance policies maintained by a Contributor Party (the “Contributor Insurance Policies”) are with parties the Contributor Parties in good faith believe are reputable insurance carriers and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law. All Contributor Insurance Policies are in full force and effect. No Contributor Party has received notice of, nor to the Knowledge of Contributor is there threatened, any cancellation, termination, reduction of coverage, or material premium increases with respect to any Contributor Insurance Policy.

Section 3.16 Real Property.

(a) To the Knowledge of Contributor, the Contributor Parties have good and marketable fee title to all real property owned by a Contributor Party (the “Contributor Owned Real Property”), free and clear of all Liens, other than Permitted Liens and any such exceptions that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ownership and continued use or operation thereof consistent with the use or operation in effect as of the Effective Date.

(b) Each Contributor Party has a valid leasehold estate in all of the real property leased by such Contributor Party (the “Contributor Leased Real Property”), free and clear of all Liens, other than Permitted Liens. All leases in respect of Contributor Leased Real Property are in full force and effect, no Contributor Party within the past 12 months has received any written notice of a material breach or default thereunder, and to the Knowledge of Contributor, no event has occurred that, with notice or lapse of time or both, would constitute a material breach or default thereunder.

Section 3.17 Intellectual Property.

(a) Except as would not reasonably be expected to have a Contributor Material Adverse Effect the Contributor Parties owns or has the right to use all Intellectual Property used in the business of any Contributor Party. No Contributor Party has received any notice or claim challenging any Contributor Party’s ownership or use of any of the Intellectual Property owned or used (in whole or in part) by any Contributor Party, nor to the Knowledge of Contributor is there a reasonable basis for any claim that a Contributor Party does not so own any of such Intellectual Property.

Section 3.18 Related Party Transactions. Except as set forth in Section 3.18 of the Contributor Disclosure Schedules, no present or former director, executive officer, stockholder, partner, member, employee, or Affiliate of any Contributor Party, nor any of such Person’s Affiliates or immediate family members (each of the foregoing, a “Contributor Related Party”), is a party to any Contract with or binding upon any Contributor Party or any of its properties or assets or has any interest in any property owned by any Contributor Party or has engaged in any transaction with any Contributor Party within the last 12 months, (in each case, a “Contributor Affiliate Transaction”). Any Contributor Affiliate Transaction as of the time it was entered into and as of the time of any amendment or renewal thereof contained such terms, provisions, and conditions as were at least as favorable to the Contributor Party thereto as would have been obtainable by such Contributor Party in a similar transaction with an unaffiliated third party and was entered into in accordance with applicable Laws. No Contributor Related Party owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any supplier or other independent contractor of any Contributor Party, or any organization which has a Contract with any Contributor Party.

Section 3.19 Finders’ Fees. No agent, broker, investment banker, or other firm or Person engaged by or acting on behalf of Contributor or any of its Subsidiaries is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with the Contribution.

Section 3.20 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, Company and Acquirer each acknowledges that neither Contributor nor any other Person on behalf of Contributor makes any express or implied representation or warranty with respect to Contributor, any other Contributor Party, or any information provided to Company, Acquirer, or any other Person or resulting from the distribution to Company or Acquirer, or Company’s or Acquirer’s use, of any such information, including any information, documents, projections, forecasts, or other material made available to Company or Acquirer in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, and neither Company nor Acquirer has relied on such information or any other representation or warranty not set forth in Article III of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except (a) as disclosed or reflected in Company SEC Documents filed since August 13, 2010, excluding (i) any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer, or any other statements that are similarly predictive or forward-looking in nature and (ii) any exhibits or schedules to such Company SEC Documents or (b) as set forth in the corresponding section or subsection of Company Disclosure Schedules, the Company represents and warrants to Contributor, as of the Effective Date and as of the Closing, as follows:

Section 4.1 Organization, Standing and Power.

(a) Each of the Company Parties (i) is an entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite trust, corporate, partnership, limited liability company, or similar power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing, or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not be reasonably expected to have a Company Material Adverse Effect.

(b) The Organizational Documents of each Company Party are in full force and effect. No Company Party is in material violation of any provision of its respective Organizational Documents.

Section 4.2 Company Capitalization.

(a) The authorized capital stock of Company consists of 250,000,000 shares of Company Common Stock and 100,000,000 shares of Company Preferred Stock, par value $.001 per share (the “Company Preferred Stock).” At the time the Agreement is executed, (i) 10,219,807 shares of Company Common Stock are issued and outstanding, (ii) 652,500 shares of Company Common Stock are reserved for issuance upon exercise of outstanding warrants, (iii) 69,385 shares of Company Common Stock are reserved for issuance upon the vesting of outstanding restricted stock units, (iv) no shares of Company Common Stock are reserved for issuance upon settlement of Company Performance Share Awards and (v) no shares of Company Preferred Stock are outstanding.

(b) All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except for the redemption rights to be included in the New Acquirer Operating Agreement, the Amended and Restated Articles, the Acquirer Warrants, and the Company Performance Share Awards, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, or commitments of any character under which Company is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or in any way dispose of, any Equity Interests of Company or any securities or obligations exercisable or exchangeable for, or convertible into, any Equity Interests of Company, and no securities or obligations evidencing such rights are authorized, issued, or outstanding.

(c) At Closing, (i) the Unit Consideration and Class B Common Stock Consideration and (ii) the Company Class A Common Stock issuable upon redemption of the Acquirer Common Units (including Acquirer Common Units issuable upon exercise of the Acquirer Warrants) will have each been duly authorized and, when issued, will be validly issued, fully paid, and nonassessable.

Section 4.3 Authority.

(a) The Company has all necessary corporate authority to execute, deliver, and perform its obligations under this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and the Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or the Transaction Documents to which the Company is a party or to consummate the transactions contemplated hereby or thereby, other than the approval by a majority of votes entitled to be cast at a duly called and held meeting of the Company Shareholders (the “Company Shareholder Approval”). This Agreement has been, and upon the execution by the Company of the other Transaction Documents to which each is a party, each of the other Transaction Documents will be, duly executed and delivered by the Company, as applicable, and assuming the due authorization, execution, and delivery by any other parties thereto, this Agreement and each of the other Transaction Documents to which the Company is a party will constitute a valid and binding obligation of the Company, as applicable, enforceable against the Company, as applicable, in accordance with its respective terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) The Company Board, at a meeting duly called and held at which all directors of Company were present, acting upon recommendation of the Special Committee, duly adopted resolutions (i) determining that the terms of this Agreement, the Contribution, the Company Transfer and the other transactions contemplated hereby are fair to, advisable and in the best interests of Company and its shareholders, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Contribution and Company Transfer, and (iii) recommending that the Company Shareholders vote in favor of the issuance of the Consideration in exchange for the Contribution and Company Transfer, which resolutions, as of the date hereof, have not been subsequently rescinded, modified, or withdrawn in any way.

Section 4.4 No Conflict; Consents and Approvals.

(a) Except as set forth in Section 4.4(a) of the Company Disclosure Schedules, the execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents to which it is a party do not and will not, and the consummation of the Contribution, the Company Transfer and the other transactions contemplated hereby and thereby and compliance by the Company with the provisions hereof and thereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification, or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets, or rights of any Company Party under, or give rise to any increased, additional, accelerated, or guaranteed rights or entitlements under, or require any consent, waiver, or approval of any Person pursuant to, any provision of (i) the Organizational Documents of any Company Party, (ii) any Contract to which any Company Party is a party or by which any Company Party or any of its respective properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 4.4(b), any Law applicable to any Company Party or by which any Company Party or any of its respective properties or assets may be bound, except as, in the case of the foregoing clauses (ii) and (iii), individually or in the aggregate, would not reasonably be expected to be material to Company and its Subsidiaries considered as a whole.

(b) Except as set forth in Section 4.4(b) of the Company Disclosure Schedules, no consent, approval, order, or authorization of, or registration, declaration, filing with, or notice to, any Governmental Authority is required by or with respect to any Company Party in connection with the execution, delivery, and performance of this Agreement by the Company or the consummation by the Company of the Contribution and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act, and any other applicable state or federal securities Law, and (ii) such other consents, approvals, orders, authorizations, registrations, declarations, filings, or notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to be material to Company and its Subsidiaries considered as a whole.

Section 4.5 Litigation. As of the date hereof, there is no Action by or against any Company Party pending, or to the Knowledge of Company threatened, that could, individually or in the aggregate, if adversely decided, be material to Company and its Subsidiaries taken as a whole or that would affect the legality, validity, or enforceability of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

Section 4.6 State Takeover Laws. The Company Board has taken all actions necessary so that no anti-takeover statute or regulation, including any affiliate transaction or control share acquisition, in each case under the MGCL or other applicable Laws of the State of Maryland, shall be applicable to the execution, delivery or performance of this Agreement or the consummation of the Contribution and the other transactions contemplated in this Agreement.

Section 4.7 Opinion of Financial Advisor. The Company Board has received the opinion of CohnReznick LLP to the effect that, subject to the assumptions, qualifications, and other matters set forth therein, as of the date hereof, the consideration to be received by the Company in connection with the Company Transfer is fair to the Company’s shareholders from a financial point of view.

Section 4.8 Brokers. Except for CohnReznick LLP, no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

Section 4.9 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, Contributor acknowledges that neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any other Company Party or any information provided to Contributor or any other Person or resulting from the distribution to Contributor, or Contributor’s use, of any such information, including any information, documents, projections, forecasts, or other material made available to Contributor in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, and Contributor has not relied on such information or any other representation or warranty not set forth in Article IV of this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business.

(a) Conduct of Business by Contributor. Contributor covenants and agrees that, during the period from the date hereof until the Closing, except (i) as contemplated or permitted by this Agreement, (ii) as disclosed in Section 5.1(a) of the Contributor Disclosure Schedules, (iii) as required by applicable Law, and (iv) as Company shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), Contributor (x)

shall, and shall cause each other Contributor Party to, conduct its business in the ordinary course of business consistent with past practice, preserve substantially intact its business organization, and preserve its present relationships with customers, suppliers, and other Persons with which it has material business relations, and (y) shall not, and shall cause each Contributor Party not to:

(i) materially amend or otherwise materially change any of its Organizational Documents of the Contributor and its Significant Subsidiaries;

(ii) issue, deliver, sell, pledge, dispose of, or encumber any Equity Interests in itself or another Person, or grant to any Person any right to acquire any Equity Interests in itself or another Person, except (A) Permitted Issuances, (B) pursuant to the settlement of any equity compensation awards outstanding as of the date hereof and in accordance with the terms of such awards or (C) in the ordinary course of business and consistent with past practice;

(iii) declare, set aside, make, or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its Equity Interests (except for any dividend or distribution by a Contributor Party to another Wholly-Owned Contributor Party) other than in the ordinary course of business and consistent with past practice;

(iv) adjust, split, combine, redeem, repurchase, or otherwise acquire any of its Equity Interests (except in connection with the cashless exercises or similar transactions pursuant to the settlement of equity compensation awards or obligations outstanding as of the date hereof) other than in the ordinary course of business and consistent with past practice;

(v) acquire (whether by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof or any assets, except acquisitions (A) in connection with Permitted Issuances, (B) in the ordinary course of business consistent with past practices, or (C) with total purchase prices that do not exceed $25,000,000 in the aggregate;

(vi) sell or otherwise dispose of (A) whether by merger, consolidation, or sale of stock or assets or otherwise, any corporation, partnership, or other business organization or division thereof, or (B) any assets that, when taken together with all other assets sold, transferred, assigned, disposed of, leased, or licensed by such Contributor Party, have total sale prices that exceed $35,000,000 in the aggregate, except for any such sale or disposition made in the ordinary course of business;

(vii) create any new Subsidiary, or make any capital contribution or transfer any assets to any Subsidiary other than in the ordinary course of business and consistent with past practice;

(viii) authorize any new capital expenditures which, when taken together with other new capital expenditures authorized by all Contributor Parties, would exceed $20,000,000;

(ix) make any loan or advance to, or investments in, any other Person except (A) in the ordinary course of business and consistent with past practice or (B) that do not exceed $25,000,000 individually (other than loans or advances to, or investments in, a Wholly-Owned Company Party);

(x)(A) incur any indebtedness for borrowed money or issue any debt securities or (B) assume, guarantee, endorse, or otherwise become liable or responsible for the indebtedness or other obligations of another Person, in each and all cases in excess of $50,000,000 in the aggregate other than in the ordinary course of business and consistent with past practice; or

(xi) agree to take any of the actions described in Section 5.1(a)(i) through Section 5.1(a)(x).

(b) Conduct of Business by Company. Company covenants and agrees that, during the period from the date hereof until the Closing, except (i) as contemplated or permitted by this Agreement, (ii) as disclosed in Section 5.1(b) of the Company Disclosure Schedules, (iii) as required by applicable Law, or (iv) as Contributor shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), Company (x) shall, and shall cause each other Company Party to, conduct its business in the ordinary course of business consistent with past practice, preserve substantially intact its business organization, and preserve its present relationships with customers, suppliers, and other Persons with which it has material business relations, and (y) shall not, and shall cause each of the other Company Subsidiaries not to:

(i) amend or otherwise change its Organizational Documents;

(ii) issue, deliver, sell, pledge, dispose of, or encumber any Equity Interests in itself or another Person, or grant to any Person any right to acquire any Equity Interest in itself or another Person, except pursuant to the settlement of any equity compensation awards outstanding as of the date hereof and in accordance with the terms of such instruments;

(iii) declare, set aside, make, or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its Equity Interests (except for quarterly cash dividends in the ordinary course of business in accordance with past practice and any dividend or distribution by a Company Party to another Wholly-Owned Company Party);

(iv) adjust, split, combine, redeem, repurchase, or otherwise acquire any of its Equity Interests (except in connection with the cashless exercises or similar transactions pursuant to the settlement of equity compensation awards or obligations outstanding as of the date hereof);

(v) acquire (whether by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof or any assets, except acquisitions of assets either (A) in the ordinary course of business consistent with past practice, or (B) with total purchase prices that do not exceed $1,000,000 in the aggregate;

(vi) sell or otherwise dispose of (A) whether by merger, consolidation, or acquisition of stock or assets or otherwise, any corporation, partnership, or other business organization or division thereof, or (B) any assets that, when taken together with all other assets sold, transferred, assigned, disposed of, leased, or licensed by the Company Parties, have total sale prices that exceed $1,000,000 in the aggregate, except in the case of clause (B) for any such sale or disposition made in the ordinary course of business;

(vii) create any new Subsidiary, or make any capital contribution or transfer any assets to any Subsidiary;

(viii) authorize any new capital expenditures which, when taken together with other new capital expenditures authorized by all Company Parties, would exceed $1,000,000;

(ix) make any loans or advances to, or investments in, any other Person (A) outside of the ordinary course of business, or (B) in excess of $1,000,000 individually (other than loans or advances to, or investments in, a Wholly-Owned Company Party);

(x)(A) incur any indebtedness for borrowed money or issue any debt securities, or (B) assume, guarantee, endorse, or otherwise become liable or responsible for the indebtedness or other obligations of another Person, in each and all cases, in excess of $1,000,000 in the aggregate;

(xi) implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP; or

(xii) agree to take any of the actions described in Section 5.1(b)(i) through Section 5.1(b)(xi).

Section 5.2 No Solicitation.

(a) Company agrees that, subject to the other terms and provisions of this Section 5.2, it shall not, and shall cause each other Company Party and the Company Representatives not to, directly or indirectly (i) initiate or solicit any inquiry, proposal, or offer with respect to, or the making or completion of, any Company Acquisition Proposal, (ii) engage or participate in any discussions or negotiations concerning, or provide or cause to be provided any non-public information or data relating to any Company Party in connection with, a Company Acquisition Proposal, (iii) approve, endorse, or recommend any Company Acquisition Proposal, or (iv) approve, endorse, or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, or other similar document or agreement relating to a Company Acquisition Proposal.

(b) Notwithstanding anything to the contrary in Section 5.2(a), at any time prior to obtaining the Company Shareholder Approval, Company may, in response to a bona fide written Company Acquisition Proposal that did not result from a breach of Section 5.2(a) and that the Company Board or any committee thereof determines in good faith constitutes or may reasonably be expected to lead to a Company Superior Proposal, (i) furnish information with respect to the Company Parties to the Person making such Company Acquisition Proposal pursuant to a customary confidentiality agreement, and (ii) participate in discussions or negotiations with such Person and its representatives regarding such Company Acquisition Proposal.

(c) Subject to the actions permitted under or contemplated by Section 7.1(f), neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Contributor, or publicly propose to withdraw or modify in a manner adverse to Contributor, its recommendation of this Agreement or the Contribution, or (ii) approve or recommend, or publicly propose to approve or recommend, any Company Acquisition Proposal (any of such actions, a “Company Adverse Recommendation Change”). Notwithstanding anything to the contrary in this Section 5.2(c), if, prior to obtaining the Company Shareholder Approval, Company has received one or more Company Superior Proposals, or the Company Board determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with the Company Board’s exercise of its fiduciary duties, the Company Board or any committee thereof may make a Company Adverse Recommendation Change; provided, however, that the Company Board may not make a Company Adverse Recommendation Change in response to a Company Superior Proposal unless Company notifies Contributor in writing at least two Business Days before taking such action of its intention to do so.

(d) Company shall promptly (and in any event within 48 hours) advise Contributor orally and in writing of (i) any written Company Acquisition Proposal, (ii) any written request received by the Company for non-public information relating to Company or its Subsidiaries, other than requests for information not reasonably expected to be related to a Company Acquisition Proposal, and (iii) any written inquiry or request for discussion or negotiation regarding a Company Acquisition Proposal including in each case the identity of the Person making any such Company Acquisition Proposal.

(e) Nothing set forth in this Agreement shall prevent Company or the Company Board from (i) taking and disclosing to its shareholders and publicly a position contemplated by Rule 14e-2(a), Rule 14d-9, or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from (ii) making any required disclosure to Company’s shareholders and publicly if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its obligations under applicable Law.

Section 5.3 Preparation of Proxy Statement; Company’s Shareholders’ Meeting; Contributor Limited Partner Approval.

(a) As promptly as practicable following the Effective Date, Company shall file with the SEC a proxy statement in preliminary form as required by the Exchange Act (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the shareholders of Company relating to a special meeting of Company’s shareholders (the “Company Shareholders’ Meeting”) to be held to consider the approval of the transactions contemplated by this Agreement. Company shall promptly notify Contributor upon Company’s receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall consult with Contributor prior to responding to any such comments or requests or filing any amendment or supplement to the Proxy Statement, and shall provide Contributor with copies of all material written correspondence (and keep Contributor reasonably apprised of any material verbal communications) between Company and Company Representatives on the one hand and the SEC and its staff on the other hand. Contributor shall, and shall cause the Contributor Parties to, furnish to Company the information relating to them required by the Exchange Act and the rules and regulations promulgated thereunder to be included in the Proxy Statement or any other Company filing. Company shall use its commercially reasonable efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities or “blue sky” Laws due to the offering and issuance of the Unit Consideration (and the related Company Class A Common Stock to be issued upon exercise of redemption rights), Class B Common Stock Consideration and Acquirer Warrants in connection with the Contribution and Contributor shall furnish all information concerning the Contributor Parties and the holders of Equity Interests of Contributor as may be reasonably requested in connection with any such action. Company shall use its commercially reasonable efforts to cause the Proxy Statement in definitive form to be mailed to Company’s shareholders as promptly as practicable following the clearance of the preliminary Proxy Statement by the SEC. If at any time prior to obtaining Company Shareholder Approval, any information relating to any Contributor Party or Company Party, or any of their respective Affiliates, officers, or directors, should be discovered by Contributor or Company that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable Law, disseminated to the Company Shareholders; provided, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any Party hereunder or otherwise affect the remedies available hereunder to any Party. The Company agrees that, assuming Contributor’s compliance with the last sentence of this Section 5.3(a), the Proxy Statement (i) will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) will not on the date it is first mailed to Company Shareholders and at the time of the Company Shareholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Company assumes no responsibility with respect to information supplied in writing by or on behalf of Contributor for inclusion or incorporation by reference in the Proxy Statement. Contributor shall ensure that such information supplied by it in writing for inclusion (or incorporation by reference) in the Proxy Statement will comply as to form with provisions of the Exchange Act and rules and regulations promulgated thereunder, including Regulations S-X, and will not, on the date it is first mailed to Company Shareholders and at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) As promptly as practicable after the Company shall be notified by the SEC that it has no further comments on the Proxy Statement, Company shall establish a record date for, duly call, give notice of, convene, and hold the Company Shareholders’ Meeting solely for the purpose of obtaining the Company Shareholder Approval. Except in the case of a Company Adverse Recommendation Change permitted by Section 5.2(c), Company, through the Company Board, shall (i) recommend to its shareholders that they approve the Company Transfer in accordance with this Agreement, the issuance of the Company Class B Common Stock and the formation and capitalization of the Acquirer in accordance with the New Acquirer Operating Agreement and (ii) include such recommendation in the Proxy Statement. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is validly terminated in accordance with and pursuant to Article VII, the Company Shareholder’s meeting shall be held for the purpose of obtaining the Company Shareholder Approval.

(c) Promptly following the execution of this Agreement Contributor shall take such actions necessary or prudent in the solicitation of, and shall promptly obtain, the Contributor Limited Partner Approval.

Section 5.4 Amended and Restated Operating Agreement for Acquirer. At the Closing, Company shall cause the operating agreement of Acquirer to be amended and restated in the form of Exhibit C attached hereto (as the same may be amended or restated from time to time, the “New Acquirer Operating Agreement”), and shall cause the Unit Consideration membership interests in Acquirer to be issued to Contributor in connection with the transfer of the Acquired Interests to Acquirer.

Section 5.5 Cooperation with Respect to RSUs. Each of the Parties shall reasonably cooperate in good faith with each other Party to take such action as shall be required to make proper provision for the restricted stock units of Company and restricted limited partner interests of Contributor in connection with the transactions contemplated by this Agreement, whether by the issuance of restricted Acquirer Common Units in exchange therefor or other adequate provision, and the parties shall enter into such additional agreements as shall be necessary or appropriate with respect thereto and otherwise mutually satisfactory.

Section 5.6 Indemnification, Exculpation. All rights to indemnification and exculpation (including the advancement of expenses) from liabilities for acts or omissions occurring at or prior to the Closing (including with respect to the Contribution and each of the other transactions contemplated by this Agreement and each of the other Transaction Documents) existing as of the date hereof in favor of the current or former directors, officers and employees of each Company Party, as provided in such Company Party’s Organizational Documents (subject to any limitations therein), or any indemnification agreements of any Company Party (subject to any limitations therein) and not in violation of applicable Law, shall survive the Closing and shall continue in full force and effect without amendment, modification, or repeal in accordance with their terms. Following the Closing, the Company shall maintain in full force and effect director and officer liability insurance covering acts of the Company’s officers and directors up to and including the Closing, which insurance shall be maintained for the full period during which claims for breach of fiduciary duty may legally be brought with respect to the transactions contemplated by this Agreement or other acts or omissions occurring prior to Closing.

Section 5.7 Access to Information; Confidentiality.

(a) From the date hereof to the Closing or the earlier termination of this Agreement, upon reasonable prior written notice, Company shall cause the Company Parties, and each of their officers, employees, and Company Representatives, to afford to Contributor reasonable access during normal business hours, consistent with applicable Law, to its officers, employees, properties, offices, other facilities, and books and records, and shall furnish Contributor with all financial, operating, and other data and information as Contributor shall reasonably request in writing. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of Company or any Company Parties or otherwise result in any significant interference with the prompt and timely discharge by the employees of any Company Party of its normal duties. No Company Party shall be required to provide access to or to disclose information where such access or disclosure would (i) breach any agreement with any third-party, (ii) constitute a waiver of or jeopardize the attorney-client or other privilege held by any Company Party, or (iii) otherwise violate any applicable Law. Contributor will hold and treat, and will cause the Contributor Representatives to hold and treat, in confidence all documents and information concerning any Company Party furnished to Contributor, any Contributor Party, or any Contributor Representatives in connection with the transactions contemplated by this Agreement.

(b) From the date hereof to the Closing or the earlier termination of this Agreement, upon reasonable prior written notice, Contributor shall cause each of the Contributor Parties, and their officers, employees, and Contributor Representatives, to afford to Company reasonable access during normal business hours, consistent with applicable Law, to its officers, employees, properties, offices, other facilities, and books and records, and shall furnish Company with all financial, operating, and other data and information as Company shall reasonably request in writing. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of Contributor or any Contributor Party or otherwise result in any significant interference with the prompt and timely discharge by the employees of any Contributor Party of their normal duties. No Contributor Party shall be required to provide access to or to disclose information where such access or disclosure would (i) breach any agreement with any third-party, (ii) constitute a waiver of or jeopardize the attorney-client or other privilege held by any Contributor Party, or (iii) otherwise violate any applicable Law. Company will hold and treat, and will cause the Company Representatives to hold and treat, in confidence all documents and information concerning any Contributor Party furnished to Company, any Company Party, or any Company Representatives in connection with the transactions contemplated by this Agreement.

(c) Notwithstanding the foregoing, the Parties may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated in this Agreement.

Section 5.8 Further Actions; Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement at the earliest practicable date. Each of the parties agrees to execute and deliver such other documents, certificates, agreements, and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement in accordance with the terms hereof.

(b) In furtherance and not in limitation of the provisions of Section 5.8(a), as soon as practicable after the date hereof, Company shall use its reasonable best efforts to submit a Form A Filing to each applicable Governmental Authority with respect to the transactions contemplated hereby. The Parties shall promptly make any and all other filings and submissions of information with the applicable Governmental Authorities that are required or requested by such Governmental Authorities in connection with the Form A Filings in order to obtain the approvals required by such Governmental Authorities to consummate the transactions contemplated hereby. Contributor shall furnish Company with such necessary information and reasonable assistance as may be reasonably requested in connection with the preparation by Company of the Form A Filings and any related filings or submissions.

(c) In furtherance and not in limitation of the provisions of Section 5.8(a), each of the Parties shall use all commercially reasonable efforts to obtain all of the consents or approvals necessary or advisable to consummate the transactions contemplated by this Agreement, including the consents or approvals set forth on Section 3.4(a) of the Contributor Disclosure Schedules and Section 4.4(a) of the Company Disclosure Schedules.

Section 5.9 Notification of Certain Matters. Each Party shall promptly notify each of the other Parties of (a) any notice or other communication received by such Party or its Subsidiaries from any Governmental Authority in connection with the Contribution or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Contribution or the other transactions contemplated hereby, (b) any Action commenced or, to the Knowledge of Company or the Knowledge of Contributor, as applicable, threatened against, relating to, or involving or otherwise affecting such Party or any of its Subsidiaries which relate to the Contribution or the other transactions contemplated hereby, or (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the conditions to the Contribution set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement, or (ii) limit the remedies available to the Party receiving such notice; provided further, that failure to give prompt notice pursuant to clause (c) shall not constitute a failure of a condition to the Contribution set forth in Article VI except to the extent that the underlying fact or circumstance not so notified would standing alone constitute such a failure.

Section 5.10 Certain Tax Matters. During the period from the date of this Agreement to the Closing, each of Company and Contributor shall, and shall cause each of its Subsidiaries to: (i) timely file all material Tax Returns (taking into account any permitted extensions) required to be filed by or on behalf of each such entity; (ii) timely pay all material Taxes due and payable and timely remit any amounts required by Law to be remitted to any taxing authority; (iii) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all material Taxes payable but not yet due or that are being contested in good faith through appropriate proceedings; and (iv) except in the ordinary course of business and consistent with past practice or as required by Law, (A) not change any material method of Tax accounting, (B) not file any amended Tax Return or claim for refund, (C) not agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Taxes, (D) not make or change any material Tax election, and (E) not settle or compromise any material Tax liability, in each case, without Contributor’s consent in the case of any such action by Company or any Company Subsidiaries, or without Company’s consent in the case of any such action by Contributor or any Contributor Subsidiaries, which consent shall not be unreasonably withheld, conditioned or delayed. Any Tax Returns described in this Section 5.10 shall be true, complete, and accurate in all material respects and, except as otherwise required by Law, shall be prepared on a basis consistent with the past practice of the entity on behalf of whom such Tax Returns are filed.

Section 5.11 Fees and Expenses. Without limiting the foregoing, all fees and expenses incurred in connection with this Agreement, the Contribution, and the other transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Contribution is consummated. Acquirer shall be responsible (by direct payment or reimbursement) for any and all expenses incurred by Company or Contributor subsequent to the Closing. Such expenses shall include, without limitation, any corporate or other taxes due and payable, or paid, by Company at any time on or after the Closing hereunder.

Section 5.12 Post-Closing Contributor Operations. On and after the Closing, Contributor shall not engage in any business or other operations other than the holding and distribution of the Company Class A Common Stock, Company Class B Common Stock, Acquirer Common Units and the Acquirer Warrants and any ancillary actions related thereto.

Section 5.13 Public Announcements. The initial press release with respect to the transactions contemplated by this Agreement shall be a joint press release reasonably acceptable to each of Company and Contributor. Company and Contributor shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statement with respect to this Agreement, the Contribution, and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement prior to such consultation and review.

Section 5.14 Company Transfer.

(a) At Closing, Company shall transfer all of its operating assets (other than its ownership of Acquirer Common Units) to Acquirer (the “Company Transfer”) and shall take all actions necessary or appropriate to effect such transfer, including obtaining all required approvals and consents.

(b) At such time as the Company Transfer shall be effected, Acquirer or one of its Subsidiaries shall assume all obligations of the Company under all employment letters, contracts and agreements, shall offer to employ all employees of the Company who are employed by the Company on the Closing Date, and shall assume all responsibility for operation of the business of the Company that was operated prior to Closing.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Contribution. The obligation of each Party to effect the Contribution is subject to the satisfaction at or prior to the Closing of the following conditions:

(a) The Company Shareholder Approval shall have been obtained.

(b) The Contributor Limited Partner Approval shall have been obtained.

(c) No temporary restraining order, preliminary or permanent injunction, or other judgment, order, or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, no Action shall be threatened in writing or pending, and no Law shall have been enacted, entered, promulgated, enforced, or deemed applicable by any Governmental Authority that, in any case, prohibits or makes illegal the consummation of the Contribution or any other transaction contemplated by this Agreement.

(d) Company and its Subsidiaries shall have procured the third party consents set forth on Schedule 6.1(d).

(e) Contributor and its Subsidiaries shall have procured the third party consents set forth on Schedule 6.1(e).

(f) The Amended and Restated Articles shall have been filed with the State of Maryland Department of Assessments and Taxation.

Section 6.2 Conditions to the Obligations of Contributor. The obligation of Contributor to effect the Contribution is also subject to the satisfaction, or waiver by Contributor, at or prior to the Closing of the following conditions:

(a) The representations and warranties of Company set forth in this Agreement (without giving effect to any materiality, “Company Material Adverse Effect,” and similar qualifiers set forth therein) shall be true and correct as of the Effective Date and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, provided, that the representations and warranties set forth in Section 4.1 (Organization, Standing and Power), Section 4.2 (Company Capitalization), and Section 4.3 (Authority) shall be true and correct in all respects as of the Effective Date and as of the Closing Date as though made as of such date.

(b) Each of Company and Acquirer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) Since the date of this Agreement, there shall not have occurred any event, change, circumstance, occurrence, effect, or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(d) The Acquirer shall have executed and delivered the Acquirer Warrants.

(e) The Company Board at the Effective Time shall consist of Michael Barnes, Geoffrey Kauffman, William A. Houlihan, Jonathan Ilany, Richard Price and Bradley Smith (or if any one of them is unable to serve, such other individual designated by Contributor and reasonably acceptable to the Company).

(f) Company shall have delivered to Contributor certificates of officers and public officials as shall be reasonably requested by Contributor to establish the existence and good standing of each of Company and each Company Subsidiary in the jurisdiction in which it is organized.

Section 6.3 Conditions to the Obligations of Company and Acquirer. The obligation of Company and Acquirer to effect the Contribution is also subject to the satisfaction, or waiver by Company, at or prior to the Closing of the following conditions:

(a) The representations and warranties of Contributor set forth in this Agreement (without giving effect to any materiality, “Contributor Material Adverse Effect,” and similar qualifiers set forth therein) shall be true and correct as of the Effective Date, and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not, individually or in the aggregate, reasonably be expected to have a Contributor Material Adverse Effect, provided, that the representations and warranties set forth in Section 3.1 (Organization, Standing and Power), Section 3.2 (Capitalization), and Section 3.3 (Authority) shall be true and correct in all respects as of the Effective Date and as of the Closing Date as though made as of such date.

(b) Contributor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) Since the date of this Agreement, there shall not have occurred any event, change, circumstance, occurrence, effect, or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Contributor Material Adverse Effect.

(d) Contributor shall have delivered the Warrant Consideration to the Acquirer.

(e) Contributor shall have delivered to Company certificates of officers and public officials as shall be reasonably requested by Company to establish the existence and good standing of each of Contributor and each Contributor Subsidiary in the jurisdiction in which it is organized.

Section 6.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such Party’s breach of this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated and the Contribution may be abandoned at any time prior to the Closing:

(a) by mutual written consent of Company and Contributor;

(b) by either Company or Contributor, by written notice to the other Parties:

(i) if the Contribution shall not have been consummated on or before September 30, 2013 (the “Outside Date”); provided, that no Party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) if the failure of the Contribution to be consummated by the Outside Date was caused by such Party’s breach of this Agreement;

(ii) if consummation of the transactions contemplated by this Agreement would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction; or

(iii) if the Company Shareholder Approval shall not have been obtained at the Company Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which the vote to obtain the Company Shareholder Approval was taken.

(c) by Contributor (provided that Contributor is not then in material breach of any representation, warranty, covenant, or other agreement herein), by written notice to Company, in the event of a breach by Company or Acquirer of any representation, warranty, covenant, or other agreement contained herein, or if a representation or warranty of Company shall have become untrue or inaccurate after the date of this Agreement, which situation in either case (i) would result in a failure of a condition set forth in Section 6.1 if the Closing were otherwise to occur on the date Contributor delivers notice of the breach to Company, and (ii) has not been cured within thirty (30) calendar days following notice thereof, or if the Outside Date is less than thirty (30) calendar days from such notice, has not been or cannot reasonably be expected to be cured by the Outside Date;

(d) by Contributor, by written notice to Company, if the Company Board shall have effected a Company Adverse Recommendation Change;

(e) by Company (provided that Company and Acquirer are not then in material breach of any representation, warranty, covenant, or other agreement herein), by written notice to Contributor, in the event of a breach by Contributor of any representation, warranty, covenant, or other agreement contained herein, or if a representation or warranty of Contributor shall have become untrue or inaccurate after the date of this Agreement, which situation in either case (i) would result in a failure of a condition set forth in Section 6.1 if the Closing were to occur on the date Company delivers notice of the breach to Contributor, and (ii) has not been cured within thirty (30) calendar days following notice thereof, or if the Outside Date is less than thirty (30) calendar days from such notice, has not been or cannot reasonably be expected to be cured by the Outside Date; or

(f) by Company, by written notice to Contributor, in order to enter into a transaction that is a Company Superior Proposal if, prior to the receipt of the Company Shareholder Approval, the Company Board has received a Company Superior Proposal; provided, however, that Company shall not exercise its right to terminate this Agreement and the Company Board shall not recommend a Company Superior Proposal to the Company Shareholders unless Company shall have delivered to Contributor a prior written notice advising Contributor that Company or the Company Board intends to take such action with respect to a Company Superior Proposal, which notice shall include the terms and conditions of, and the identity of the Person making, such Company Superior Proposal, and a copy (if any) of any other relevant transaction documents with respect to such proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Company Superior Proposal shall require a new written notice by Company and a new three (3) Business Day period as hereinafter provided for) and specifying in reasonable detail the material terms and conditions of the Company Superior Proposal, this notice to be delivered not less than three Business Days prior to the termination of this Agreement, and, during such three Business Day period, Company and its advisors have negotiated with Contributor to make such adjustments in the terms and conditions of this Agreement such that such Company Acquisition Proposal would no longer constitute a Company Superior Proposal.

Any notice given by a Party in connection with the termination of this Agreement pursuant to this Section 7.1 must satisfy the applicable requirements of Section 8.1.

Section 7.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party hereto, except that the provisions of Section 5.11 (Fees and Expenses), Section 5.13 (Public Announcements), this Section 7.2, and Article VIII (General Provisions) shall survive the termination hereof; provided, however, that no such termination shall relieve any Party hereto from any liability or damages resulting from a breach of any covenant or agreement set forth in this Agreement.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by email, upon written confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to Company or Acquirer, to:

Care Investment Trust Inc.

780 Third Avenue, 21st Floor

New York, NY 10017

Attention: Salvatore V. Riso, Jr.

Email: triso@carereit.com

with a copy (which shall not constitute notice) to:

John A. Good, Esq.

Bass, Berry & Sims PLC

The Tower at Peabody Place

100 Peabody Place, Suite 900

Memphis, TN 38103

Email: jgood@bassberry.com

(ii)	if to Contributor, to:

Tiptree Financial Partners, L.P.

780 Third Avenue, 29th Floor

New York, NY 10017

Attention: Geoffrey Kauffman

Email: gkauffman@tiptreefinancial.com

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Michael R. Littenberg, Esq.

Email: michael.littenberg@srz.com

Section 8.2 Survival. All representations, warranties and pre-closing covenants and agreements set forth in this Agreement shall terminate at Closing and all post-closing covenants or agreements set forth in this Agreement shall survive in accordance with their terms.

Section 8.3 Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior written agreements, arrangements, communications, and understandings and all prior and contemporaneous oral agreements, arrangements, communications, and understandings among the Parties with respect to the subject matter hereof and thereof.

Section 8.4 Amendment and Waiver.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, that after obtaining the Contributor Limited Partner Approval or any approval of the transactions contemplated by this Agreement by the Company Shareholders, no amendment of this Agreement shall be made that by Law requires further Contributor Limited Partner Approval or approval by the Company Shareholders, as the case may be, without obtaining such approval.

(b) No failure or delay by any Party in exercising any right, power, or privilege in connection with this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. Except as otherwise provided herein, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 8.5 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns and any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties hereto and are for the sole benefit of the Parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Article VI without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.6 Governing Law. THIS AGREEMENT AND ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE LAWS OF ANY OTHER JURISDICTION THAT MIGHT BE APPLIED BECAUSE OF THE CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF NEW YORK.

Section 8.7 Submission to Jurisdiction. EACH OF THE PARTIES IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY OR ITS AFFILIATES AGAINST ANY OTHER PARTY OR ITS AFFILIATES SHALL BE BROUGHT AND DETERMINED IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK (OR, IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, IN ANY APPROPRIATE NEW YORK STATE OR FEDERAL COURT). EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID COURTS FOR ITSELF AND WITH RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, WITH REGARD TO ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES AGREES NOT TO COMMENCE ANY ACTION, SUIT, OR PROCEEDING RELATING THERETO EXCEPT IN THE COURTS DESCRIBED ABOVE IN NEW YORK, OTHER THAN ACTIONS IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE ANY JUDGMENT, DECREE, OR AWARD RENDERED BY ANY SUCH COURT IN NEW YORK AS DESCRIBED HEREIN. EACH OF THE PARTIES FURTHER AGREES THAT NOTICE AS PROVIDED HEREIN SHALL CONSTITUTE SUFFICIENT SERVICE OF PROCESS AND THE PARTIES FURTHER WAIVE ANY ARGUMENT THAT SUCH SERVICE IS INSUFFICIENT. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION OR AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, (A) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS IN NEW YORK AS DESCRIBED HEREIN FOR ANY REASON, (B) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT, OR OTHERWISE) AND (C) THAT (I) THE SUIT, ACTION, OR PROCEEDING IN ANY SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (II) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR (III) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

Section 8.8 Assignment; Successors. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 8.9 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such Party is entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

Section 8.10 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 8.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision or portion of any provision had never been contained herein.

Section 8.12 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 8.14 Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

Section 8.15 No Presumption Against Drafting Party. Each of the Parties acknowledges that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CARE INVESTMENT TRUST INC.

By:	/s/ Salvatore (Torey) Riso, Jr.

Name: Salvatore (Torey) Riso, Jr.
Title: Chief Executive Officer

TIPTREE OPERATING COMPANY, LLC

By: Care Investment Trust Inc., its Managing Member

By:	/s/ Salvatore (Torey) Riso, Jr.

Name: Salvatore (Torey) Riso, Jr.
Title: Chief Executive Officer

TIPTREE FINANCIAL PARTNERS, L.P.

By:	/s/ Geoffrey Kauffman

Name: Geoffrey Kauffman
Title: President and Chief Executive Officer

EXHIBIT A

CARE INVESTMENT TRUST INC.

FORM OF FOURTH ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Care Investment Trust Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter (the “Charter”) as currently in effect and as hereinafter amended.

SECOND: The following provisions are all of the provisions of the Charter currently in effect and as hereinafter amended:

ARTICLE 1

INCORPORATOR

The undersigned, James L. Galante, whose address is c/o DLA Piper US LLP, 6225 Smith Avenue, Baltimore, Maryland 21209, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE 2

NAME

The name of the corporation is Tiptree Financial Inc. (the “Corporation”).

ARTICLE 3

PURPOSE

The purposes for which the Corporation is formed are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law (as now or hereafter in force, the “MGCL”). The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article of the charter of the Corporation (the “Charter”) and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the general laws of the State of Maryland.

ARTICLE 4

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 350 West Camden Street, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, the address of which is 350 West Camden Street, Baltimore, Maryland 21201.

ARTICLE 5

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1 Number of Directors; Vacancies. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors of the Corporation (the “Board”), with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board; provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. The number of directors currently in office is seven and the names of the directors currently in office and who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are Michael Barnes, Geoffrey Kauffman, William A. Houlihan, Jonathan Ilany, Richard Price and Bradley Smith. Except as otherwise expressly provided in the Charter (including any articles supplementary relating to any series of Preferred Stock), vacancies on the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as provided in the Bylaws of the Corporation (as amended or amended and restated, the “Bylaws”).

In addition to the powers and authority expressly conferred upon the Board by statute, the Charter (including any articles supplementary relating to any series of Preferred Stock) or the Bylaws, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, in all cases, to the provisions of the MGCL, the Charter (including any articles supplementary relating to any series of Preferred Stock) and the Bylaws; provided, however, that no amendments to the Charter (including any articles supplementary relating to any series of Preferred Stock) or the Bylaws hereafter adopted by the Corporation shall invalidate any prior act of the Board that would have been valid if such amendments to the Charter (including any articles supplementary relating to any series of Preferred Stock) or the Bylaws had not been adopted.

Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of the Charter (including any articles supplementary relating to any series of Preferred Stock) applicable thereto. Notwithstanding this Section 5.1, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to this Section 5.1.

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Directors of the Corporation need not be elected by written ballot unless the Bylaws shall so provide.

Section 5.2 Extraordinary Actions. Notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3 Meetings of Stockholders.

(A) Until such date that Tiptree Financial Partners, L.P. (“Tiptree”), its affiliates and any person who is an express assignee or designee of Tiptree in respect of its rights hereunder cease to own, in the aggregate, shares of Common Stock and/or Preferred Stock representing more than 50% of the outstanding voting power of the Common Stock and Preferred Stock on a combined basis (the “Trigger Date”), any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted. Prior to the Trigger Date, nominations and other business brought before stockholder meetings by Tiptree shall not be subject to any advance notice or similar procedures that may be set forth from time to time in the Bylaws, including, without limitation, the provisions of Article II, Section 10 or 11 of the Bylaws.

(B) From and after the Trigger Date:

(1) the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied, except as set forth in Section 5.3(B)(2); and

(2) any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders or by a unanimous consent in writing or by electronic transmission by each stockholder entitled to vote on the matter; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, or, to the extent expressly permitted by the articles supplementary relating to one or more series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series, may be taken without a meeting by such class or series, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such class or series entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Maryland, its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.

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(C) Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by or at the direction of the Board, the chairman of the Board, the chief executive officer or president of the Corporation.

Section 5.4 Authorization by Board of Stock Issuance. The Board may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.5 Preemptive and Appraisal Rights. Except as may be provided by the Board in setting the terms of classified or reclassified shares of stock pursuant to this Section 5.5 or as may otherwise be provided by contract approved by the Board, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. No holder of shares of stock of the Corporation shall be entitled to the right to fair value of their stock under Subtitle 2 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland unless a majority of the Board determines in advance that such rights will apply to one or more transactions.

Section 5.6 Indemnification of Directors, Officers and Others.

(A) General. Each person (and such person’s heirs, executors or administrators) who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or a predecessor of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation, or a predecessor of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by provisions of the MGCL that may not be lawfully waived, as such provisions exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators (including any employee benefit plan,

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pension plan or other similar or comparable capacity) in connection with such proceeding; provided, however, that, except as may be provided in the Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 5.6 shall, subject to the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The provisions of this Section 5.6 shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.

(B) Insurance. To the fullest extent permitted by the law of the State of Maryland, the Corporation may purchase and maintain insurance on its own behalf and on behalf of any person described in Section 5.6(A) against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 5.6 or otherwise.

(C) Section 5.6 Not Exclusive. The rights to indemnification conferred in this Section 5.6 shall neither be exclusive of, nor be deemed in limitation of, any other right which any person may have or hereafter acquire under any statute, provision of the Charter, the Bylaws, any agreement, vote of stockholders or directors or otherwise, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to Section 5.6(A) hereof shall be made to the fullest extent permitted by law. This Section 5.6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 5.6(A) hereof.

(D) Savings Clause. If this Section 5.6 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 5.6(A) hereof to the full extent permitted by any applicable portion of this Section 5.6 that shall not have been invalidated and to the full extent permitted by applicable law.

Section 5.7 Competition and Corporate Opportunities.

(A) General. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to Tiptree or any of its partners or any of their respective officers, directors, agents, employees, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries) or any member of the Board who is not an employee of the Corporation, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and, except as set forth in Section 5.7(B) hereto, and to the fullest extent permitted by law, none of the foregoing persons shall have any duty to (i) disclose to the Corporation or any of its subsidiaries any information related to its

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business or opportunities, including acquisition opportunities, (ii) disclose to the Corporation or the Board confidential information regarding any corporate opportunity or other potential investment in such person or entity’s possession even if it is material and relevant to the Corporation and/or the Board, (iii) communicate or offer any such business opportunity to the Corporation or (iv) refrain from or in any respect be restricted in competing against the Corporation or any of its subsidiaries in any business or as to any corporate opportunity or other potential investment, and to the fullest extent permitted by law, no such person or entity shall be liable to the Corporation or any of its stockholders for breach of any duty by reason of (x) any such lack of disclosure or (y) the fact that such person directs any such opportunity to itself or another person or entity or does not communicate information regarding such opportunity to the Corporation or its subsidiaries.

(B) Interest of the Corporation. The Corporation does not renounce its interest in any corporate opportunity offered to any officer or director of the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer or director of the Corporation and Section 5.7(A) shall not apply to any such corporate opportunity.

(C) Notice and Consent; Amended and Restated Limited Partnership Agreement of Tiptree. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 5.7. Nothing in this Section 5.7 shall in any way alter, modify or otherwise amend any of the provisions of the Amended and Restated Limited Partnership Agreement of Tiptree.

Section 5.8 Certain Transactions. A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent, or otherwise. No transaction or contract or act of the Corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any entity of which any director or officer is a shareholder, partner, member or director is in any way interested in such transaction or contract or act. No director or officer shall be accountable or responsible to the Corporation for or in respect to any transaction or contract or act of the Corporation or for any gains or profits directly or indirectly realized by him by reason of the fact that he or any entity of which he is a shareholder, partner, member or director is interested in such transaction or contract or act; provided the fact that such director or officer or such entity is so interested shall have been disclosed or shall have been known to the Board or such members thereof as shall be present at any meeting of the Board at which action upon such contract or transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, and any officer of the Corporation may take any action within the scope of his authority respecting such contract or transaction or act with like force and effect as if he or any entity of which he is a shareholder, partner, member or director were not interested in such transaction or contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause, or proceeding, the question of whether a director or officer of the Corporation has acted in good faith is material, then notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.

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ARTICLE 6

STOCK

Section 6.1 Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 350,000,000 shares, consisting of (i) 100,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), (ii) 200,000,000 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), and (iii) 50,000,000 shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”, and, together with the Class A Common Stock, the “Common Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding plus, in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (x) the redemption of common units (“Common Units”) of Tiptree Operating Company, LLC (“Operating Company”) for shares of Class A Common Stock pursuant to the Amended and Restated Limited Liability Company Agreement, dated as of [•], 2013 (as amended from time to time, the “Operating Company LLC Agreement”), by and among the Corporation, Operating Company and the holders of Common Units from time to time party thereto), and (y) the exercise of outstanding options, warrants, other exchange rights, conversion rights or similar rights for Class A Common Stock) and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

Section 6.2 Preferred Stock.

(A) The Board is hereby expressly authorized, subject to any limitations prescribed by applicable law, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to cause to be filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) articles supplementary with respect thereto establishing the rights, powers and preferences of each such series of Preferred Stock, including the following:

(1) the number of shares constituting such series (the aggregate number of all such series not to exceed the aggregate number of shares of Preferred Stock authorized herein), which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board, and the distinctive serial designation thereof;

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(2) the voting powers, full or limited, if any, of the shares of such series and the number of votes per share;

(3) the rights in respect of dividends on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;

(4) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;

(5) the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption or purchase dates), if any, upon which all or any part of the shares of that series may be redeemed or purchased by the Corporation, and any limitations, restrictions or conditions on such redemption or purchase;

(6) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series;

(7) the terms, if any, upon which the shares of that series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Corporation;

(8) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of that series are outstanding; and

(9) any other powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof of the shares of such series not inconsistent with law, this Article 6 or any resolution of the Board in accordance with this Article 6.

The powers, preferences and relative, participating, optional and other rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of the Preferred Stock shall be alike in all respects.

(B) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by the Charter (including any articles supplementary relating to such series). Except as may be provided by the Board in the Charter (including any articles supplementary relating to such series) or by applicable law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or series, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of Preferred Stock.

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Section 6.3 Common Stock.

(A) Voting Rights.

(1) Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law and subject to Section 6.3(A)(3), holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to the Charter (including any articles supplementary relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series (but not to all outstanding classes or series) of Common Stock (other than the Class A Common Stock) or Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Charter (including any articles supplementary relating to any series of Preferred Stock) or pursuant to the MGCL.

(2) Each holder of Class B Common Stock, as such, shall be entitled, without regard to the number of shares of Class B Common Stock (or fraction thereof) held by such holder, to a number of votes that is equal to the product of (x) the total number of Common Units held of record by such holder multiplied by (y) the Redemption Rate (as defined in the Operating Company LLC Agreement) on all matters on which stockholders generally are entitled to vote; provided, however, that, to the fullest extent permitted by law and subject to Section 6.3(A)(3), holders of Class B Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to the Charter (including any articles supplementary relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series (but not to all outstanding classes or series) of Common Stock (other than the Class B Common Stock) or Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Charter (including any articles supplementary relating to any series of Preferred Stock) or pursuant to the MGCL.

(3) The holders of the outstanding shares of each class of Common Stock shall be entitled to vote separately as a class upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event, except that, it being understood that, any such merger, consolidation, reorganization or other business combination in which holders of Class B Common Stock are required to redeem their Common Units by any provision of the Operating Company LLC Agreement shall not be deemed an amendment hereof) that would alter or change the powers, preferences, or special rights of such class or series so as to affect them adversely.

(4) Except as otherwise required in the Charter or by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters on which they are entitled to vote (or, if any holders of Preferred Stock are entitled to vote together with the holders of Class A Common Stock and Class B Common Stock, as a single class with such holders of Preferred Stock).

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Section 6.4 Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over, or the right to participate with, the Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, such dividends and other distributions may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine. Dividends and other distributions shall not be declared or paid on the Class B Common Stock.

(A) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(B) Adjustments. The Corporation shall not accomplish any subdivision (by any stock split, stock dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of any class or series of the Common Stock that is not accompanied by an identical subdivision or combination of all of the other classes or series of Common Stock.

(C) Retirement of Class B Common Stock. In the event that any outstanding share of Class B Common Stock shall cease to be held by a holder of a Common Unit, such share shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be transferred to the Corporation and thereupon shall be retired and cancelled and cease to be outstanding and may not be reissued by the Corporation, and all rights of a holder of such share shall terminate, except, if applicable, for the right of the holder to receive Class A Common Stock issuable upon the redemption of Common Units pursuant to the Operating Company LLC Agreement.

Section 6.5 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws.

ARTICLE 7

AMENDMENTS

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Section 7.1 Charter. Subject to the Charter and the requirements of the MGCL, the Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to the Charter in its present form or as hereafter amended are granted and held subject to the rights the Corporation has reserved in this Section 7.1.

Section 7.2 Bylaws. In furtherance and not in limitation of the powers conferred by the MGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Maryland or the Charter.

ARTICLE 8

LIMITATION OF LIABILITY

To the fullest extent permitted under the MGCL, no person who is or was an officer or director of the Corporation shall have any personal liability to the Corporation or any of its stockholders for monetary damages for any breach of duty by such director as a director of the Corporation. Without limiting the effect of the preceding sentence, if the MGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended. No amendment, modification or repeal of this Article 8 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of the Charter inconsistent with this Article 8 shall, unless otherwise required by law, eliminate or reduce the effect of this Article 8 in respect of any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment or repeal.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Severability. If any provision or provisions of the Charter shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Charter (including, without limitation, each portion of any paragraph of the Charter containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of the Charter (including, without limitation, each such portion of any paragraph of the Charter containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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Section 9.2 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the federal or state courts in Maryland shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case, subject to such federal or state court in Maryland having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.2.

THIRD: The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article 4 of the foregoing amendment and restatement of the Charter.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article 4 of the foregoing amendment and restatement of the Charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article 5 of the foregoing amendment and restatement of the Charter.

SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 350,000,000, consisting of 250,000,000 shares of Common Stock, $0.001 par value per share, and 100,000,000 shares of Preferred Stock, $0.001 par value per share. The aggregate par value of all shares of stock having par value was $350,000.

EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement is 350,000,000, consisting of 200,000,000 shares of Class A Common Stock, $0.001 par value per share, 50,000,000 shares of Class B Common Stock, $0.001 par value per share, and 100,000,000 shares of Preferred Stock, $0.001 par value per share. The aggregate par value of all shares of stock having par value is $350,000.

NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this [    ] day of [            ], 2013.

ATTEST:	CARE INVESTMENT TRUST INC.

By:
Name:
Title:

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EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is entered into as of this [—] day of [—], 2013 by and among Tiptree Financial Inc. (formerly known as Care Investment Trust Inc.), a Maryland corporation (the “Company”), and Tiptree Financial Partners, L.P., a Delaware limited partnership (the “Contributor”). Notwithstanding anything to the contrary contained herein, no provisions of this Agreement shall become effective until the transactions contemplated by the Contribution Agreement (as defined below) have been consummated.

WHEREAS, the Company and the Contributor are parties to a Contribution Agreement, dated as of December [—], 2012 (the “Contribution Agreement”), pursuant to which the Contributor has agreed to contribute to Tiptree Operating Company, LLC, a Delaware limited liability company (“Acquirer”), all of Contributor’s assets (other than the Owned Company Common Stock) in exchange for (a) membership interests in Acquirer redeemable for shares of Company Class A Common Stock on the terms set forth in the New Acquirer Operating Agreement and (b) shares of Company Class B Common Stock; and

WHEREAS, the Company and the Contributor desire to enter into this Agreement to provide the Contributor and its permitted transferees with certain registration rights described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Contribution Agreement. The following capitalized terms used herein have the following meanings:

“Aquirer” is defined in the recitals to this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Agreement” means this Registration Rights Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Blue Sky Filing” is defined in Section 3.1.5.

“Board” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday or Sunday or a day on which commercial banks in New York, New York are authorized or required by law to close.

“Company” is defined in the preamble to this Agreement.

“Company Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company.

“Company Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Company.

“Contribution Agreement” is defined in the recitals to this Agreement.

“Contributor” is defined in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Existing Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 16, 2010, between the Company and the Contributor, as amended from time to time.

“Holder” means (a) the Contributor and (b) any direct or indirect transferee of Registrable Securities issued to the Contributor, including in connection with the distribution thereof by the Contributor to the limited partners of the Contributor. For purposes of this Agreement, a Holder shall be deemed to own Registrable Securities whenever such Person has the right to acquire Registrable Securities (upon redemption, exchange, conversion or exercise in connection with a transfer or exchange of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of that right) whether or not the acquisition has actually been effected. Furthermore, for purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Securities as the Holder and absolute owner thereof, unless notified to the contrary in writing by the registered Holder thereof.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Lock-Up End Date” means [ ]1.

“Losses” is defined in Section 4.1.

“Majority-in-Interest” means Holders of more than 50% of the Registrable Securities.

“Person” means an individual or a real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

[1]	To be one year from the date of Closing of the Contribution.

“Prospectus” means the prospectus or prospectuses included in the Shelf Registration Statement (including without limitation, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) and any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means all of the Company Class A Common Stock issued or issuable in connection with the redemption of membership interests in Acquirer (including any membership interests in Acquirer issued upon exercise of warrants to purchase membership interests in Acquirer ) and any class of shares of capital stock of the Company or shares of capital stock of a successor to the entire business of the Company which may be issued in exchange for any such shares or as payment of any dividend on any such shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the earliest to occur of: (a) the date on which the Shelf Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred or disposed of in accordance with the Shelf Registration Statement; (b) the date on which such securities shall have ceased to be outstanding; and (c) the date on which the Registrable Securities have been sold, transferred or disposed of and all transfer restrictions and restrictive legends with respect to such Registrable Securities are removed upon the consummation of such sale, transfer or disposition. Notwithstanding the foregoing, shares of Company Class A Common Stock of a Holder shall be deemed to not be Registrable Securities hereunder if, in the opinion of counsel for the Company, all of such shares held by the Holder may be sold or disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act without volume limitations at the time when a Holder seeks to sell securities pursuant to the Shelf Registration Statement hereunder.

“Registration Expenses” is defined in Section 3.3.

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Shelf Registration Statement” is defined in Section 2.1.1.

2. Registration Rights.

2.1 Shelf Registration.

2.1.1 On or prior to the Lock-Up End Date, the Company shall prepare and file a “shelf” registration statement with respect to the resale of the Registrable Securities on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor thereof (“Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective on or as soon as practicable thereafter, and to keep such Shelf Registration Statement continuously effective until the expiration or termination of this Agreement in accordance with Section 5.14; provided, that, if the Company is unable to maintain the effectiveness of the Shelf Registration Statement as contemplated by this Section 2.1.1, it shall file a new Shelf Registration Statement in order to give effect to intent of this Section 2.1.1.

2.2 Suspension of Use of Shelf Registration Statement. Upon prior written notice to the Holders, the Company may suspend the use of the Shelf Registration Statement if (a) the Board determines in good faith that permitting sales under the Shelf Registration Statement would materially and adversely affect an offering of securities of the Company or (b) the Company is in possession of material non-public information and the Board determines in good faith that the disclosure of such information would not be in the best interests of the Company; provided, that if the Company suspends the use of the Shelf Registration Statement under this Agreement it shall also suspend, for the same period of time, the use of any registration statement filed pursuant to the Existing Registration Rights Agreement that is then currently in effect.

3. Registration Procedures.

3.1 Filings.

3.1.1 Filing of Shelf Registration Statement. The Company shall use its commercially reasonable efforts to (a) prepare and file with the SEC the Shelf Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale of all Registrable Securities to be registered thereunder, which shall comply as to form with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, (b) file the Shelf Registration Statement as provided for in Section 2.1.1, and use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared and remain effective for the period required by Section 2.1.1, (c) not take any action that would cause the Shelf Registration Statement and the related Prospectus to contain a material misstatement or omission or to be not effective and usable for resale of Registrable Securities during the period that the Shelf Registration Statement is required to be effective and usable, (d) use its commercially reasonable efforts to cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC, (e) cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto not to contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading during the period that the Shelf Registration Statement is required to be effective and usable and (f) use its commercially reasonable efforts to take such other actions as shall enable the Holders to resell Registrable Securities pursuant to the Shelf Registration Statement. Nothing contained in this Agreement shall obligate the Company to effect an underwritten offering on behalf of the Holders of Registrable Securities.

3.1.2 Copies. Following the filing of the Shelf Registration Statement, the Company shall furnish to the Holders of Registrable Securities included in such registration (in each case in an electronic format, unless otherwise required by applicable law), without charge, such number of copies of the Shelf Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in the Shelf Registration Statement (including each preliminary Prospectus) and such other documents as the Holders of Registrable Securities included in the Shelf Registration Statement may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders. Each Holder of Registrable Securities included in the Shelf Registration Statement shall have the right to request in writing that the Company modify any information contained in the Shelf Registration Statement, amendment and supplement thereto pertaining solely to such Holder or which such counsel to such Holder may reasonably request in order to ensure that the Shelf Registration Statement complies with the Securities Act and the rules and regulations promulgated thereunder and the Company shall use its commercially reasonable efforts to comply with such request; provided, however, that the Company shall have no obligation to so modify any information unless the Company reasonably believes that failing to do so would cause the Prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to the Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective and in compliance with the provisions of the Securities Act as contemplated by Section 2.1.1.

3.1.4 Notification. The Company shall promptly notify the Holders of Registrable Securities of the occurrence of any of the following: (a) when the Shelf Registration Statement becomes effective; (b) when any post-effective amendment to the Shelf Registration Statement becomes effective; (c) the issuance by the SEC of any stop order with respect to the Shelf Registration Statement; and (d) any request by the SEC for any amendment or supplement to the Shelf Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by the Shelf Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders of Registrable Securities included in the Shelf Registration Statement any such supplement or amendment. The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness or qualification of the Shelf Registration Statement or suspending or preventing the use of any related Prospectus.

3.1.5 State Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Shelf Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in the Shelf Registration Statement (in light of their intended plan of distribution) may reasonably request (“Blue Sky Filing”) and (b) take such action as reasonably necessary to cause such Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in the Shelf Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, consent to general service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction.

3.1.6 Earnings Statement. The Company shall use its commercially reasonable efforts to make available to its stockholders, as soon as practicable but not more than ninety (90) days after the close of the period covered thereby, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder covering the twelve (12) month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Shelf Registration Statement.

3.1.7 Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in the Shelf Registration Statement to be designated for trading in the same manner as similar securities issued by the Company are then designated.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of any suspension pursuant to Section 2.2 or the happening of any event of the kind described in Section 3.1.4(c) or (d), each Holder of Registrable Securities included in the Shelf Registration Statement shall immediately discontinue disposition of such Registrable Securities pursuant to the Shelf Registration Statement until such Holder receives notice that the suspension pursuant to Section 2.2 has been lifted, the stop order contemplated by Section 3.1.4(c) has been lifted or the Prospectus has been supplemented or amended as contemplated by Section 3.1.4(d) and, if so directed by the Company, each such Holder will destroy all copies, other than permanent file copies then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Except as otherwise provided by this Agreement, the Company shall pay the following costs and expenses (the “Registration Expenses”) incurred in connection with the Shelf Registration Statement pursuant to Section 2 and all expenses incurred in performing or complying with its other obligations under this Agreement including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); if any (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering the Shelf Registration Statement, any Prospectus and any other documents relating to the performance of or compliance with this Agreement; (iv) the fees and expenses incurred in connection with the requirements of Section 3.1.7; (v) Financial Industry Regulatory Authority, Inc. fees, if any; (vi) fees and disbursements of counsel for the Company and fees and expenses for independent public accountants retained by the Company ; (vii) the fees and expenses of any special experts retained by the Company and; (viii) other fees and expenses customarily borne by issuers in connection with the registration and offering of securities on their own behalf or on behalf of selling security-holders; provided, however, Registration Expenses shall not include fees and expenses incurred by the Holders of Registrable Securities (including discounts and commissions payable to selling brokers or other similar Persons engaged in the distribution of any of the Registrable Securities). The obligation of the Company to bear the expenses described in this Section 3.3 shall apply irrespective of whether the Shelf Registration becomes effective, is withdrawn or suspended.

3.4 Information. In connection with the filing of the Shelf Registration Statement covering Registrable Securities, the Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company in connection with the preparation of the Shelf Registration Statement or related Prospectus in order to effect the registration of any Registrable Securities and in connection with the Company’s obligation to comply with federal and applicable state securities laws. If a Holder fails to provide such information after reasonably requested, the Company may omit such Holder’s Registrable Securities from the Shelf Registration Statement or related Prospectus.

4. Indemnification and Contribution.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless to the fullest extent permitted by law each Holder of Registrable Securities, and each of their respective officers, employees, Affiliates, trustees, directors, partners, members, attorneys and agents, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) such Holder of Registrable Securities from and against any expenses, losses, judgments, claims, damages or liabilities (“Losses”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or under any Blue Sky Filing, Prospectus (including any preliminary Prospectus), or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to any Holder to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement, Prospectus, or any such amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder expressly for use therein.

4.2 Indemnification by Holders of Registrable Securities. Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless to the fullest extent permitted by law the Company, and each of its directors, officers, employees, Affiliates, trustees and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) against any Losses, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, Prospectus (including any preliminary Prospectus), or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein. Each Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of net proceeds actually received by such Holder from sales of Registrable Securities giving rise to such obligations.

Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Indemnified Party and shall survive the transfer of such securities by any Holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any Loss or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the Loss or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually and materially prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants or if such Indemnified Party or Parties determines in good faith that a conflict of interest exists and that therefore it is advisable for such Indemnified Party or Parties to be represented by separate counsel or that, upon advice of counsel to the Indemnified Party or Parties, there may be legal defenses available to it or them which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party or Parties shall not be entitled to assume such defense and the Indemnified Party or Parties shall be entitled to separate counsel at the Indemnifying Party’s or Parties’ expense. If an Indemnifying Party or Parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the Indemnifying Party or Parties will pay the reasonable fees and expenses of counsel for the Indemnified Party or Parties (limited in each jurisdiction to one counsel for all Indemnified Parties under this

Agreement). No Indemnifying Party shall, without the prior written consent of any Indemnified Party or Parties, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party or Parties are or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding and does not include any statement of admission of fault, culpability or failure to act by or on behalf of such Indemnified Party. No Indemnified Party shall, without the prior written consent of any Indemnifying Party or parties, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnifying Party or Parties are or could have been a party.

4.4 Contribution.

4.4.1 If the indemnification provided for in this Section 4 is unavailable to any Indemnified Party or insufficient to hold it harmless in respect of any Loss referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party or Parties, shall contribute to the amount paid or payable by such Indemnified Party or Parties as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnifying Party as a result of any Loss shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

4.4.4 The indemnity and contribution agreements contained in this Section 4 are in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties hereunder, under applicable law or at equity, and shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party or any officer, employee, Affiliate, trustee, director, partner, member, attorney, agent or controlling person of such Indemnified Party and shall survive the transfer of Registrable Securities.

4.4.5 The indemnification required by this Section 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when reasonably detailed and itemized bills are received or Losses are incurred.

5. Miscellaneous.

5.1 Registration Rights to Others If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders.

5.2 Assignment; No Third Party Beneficiaries. Any Holder may assign to any transferee of its Registrable Securities (to the extent that such securities continue to be Registrable Securities), its rights and obligations under this Agreement; provided, however, that no such transfer or assignment shall be binding upon or obligate the Company to any such assignee, and no such assignee shall be deemed a Holder hereunder, unless and until the Company shall have received written notice of such transfer or assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Article 5 and this Section 5.2.

5.3 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable overnight courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile; provided, however, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable overnight courier service with an order for next-day delivery.

To the Company:

Tiptree Financial Inc.

780 Third Avenue

New York, NY 10017

Attention: Geoffrey Kauffman

email: gkauffman@tiptreefinancial.com

To each Holder, at the address most recently provided by such Holder to the Company.

5.4 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.5 Counterparts. This Agreement may be executed by facsimile and in multiple counterparts, all of which taken together shall constitute one and the same instrument.

5.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions among the parties, whether oral or written.

5.7 Modifications and Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and a Majority-In-Interest or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

5.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, each Holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.11 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.12 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, without the requirement of proving actual damages or posting a bond.

5.13 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.14 Termination. Except as otherwise provided in this Agreement, this Agreement shall terminate on the first date on which the Holders cease to hold any Registrable Securities; provided, however, that (a) the indemnity and contribution provisions contained in Article 4 shall remain operative and in full force and effect regardless of any termination of this Agreement; and (b) the provisions of this Article 5 shall survive any termination of this

Agreement or any provision thereof. Nothing in this Agreement shall be deemed to release any party from any liability for any wilful and material breach of this Agreement occurring prior to any termination hereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

5.15 No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

COMPANY:

TIPTREE FINANCIAL INC.

By:
Name:
Title:

CONTRIBUTOR:

TIPTREE FINANCIAL PARTNERS, L.P.

By:
Name:
Title:

EXHIBIT C

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

TIPTREE OPERATING COMPANY, LLC

[—], 2013

THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

-i-

EXHIBITS

Exhibit A Form of Joinder Agreement

Exhibit B Form of Election of Redemption

Exhibit C Form of Spousal Consent

-ii-

TIPTREE OPERATING COMPANY, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Tiptree Operating Company, LLC (together with any successor entity, the “Company”) is made as of [—], 2013, by and among the Members listed on Annex A attached hereto (as amended from time to time in accordance with the provisions herein). Certain capitalized terms used herein are defined in Section 1.01.

WHEREAS, Care Investment Trust Inc., a Maryland corporation (“Parent”), formed the company by filing a certificate of formation with the Secretary of State of Delaware on December 20, 2012 and entered into the Operating Agreement of the Company, dated as of December 31, 2012.

WHEREAS, Parent and Tiptree Financial Partners, L.P., a Delaware limited partnership (“Tiptree”) are contributing assets to the company in exchange for common units of membership interests of the Company pursuant to the Contribution Agreement, dated as of December 31, 2012, among the Company, Parent and Tiptree (the “Contribution Agreement”);

WHEREAS, in connection with the transactions contemplated by the Contribution Agreement, Parent is changing its name to “Tiptree Financial Inc.”; and

WHEREAS, Parent, Tiptree and the Company desire to amend and restate the original Operating Agreement in its entirety and enter into this Amended and Restated Limited Liability Company Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The following terms are used herein as defined below:

“Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which (i) the sum of the balance in such Capital Account and the amount of any Capital Account deficit that such Member is obligated or deemed obligated to restore is less than (ii) zero. For this purpose, such Person’s Capital Account balance shall be determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

“Admission Date” has the meaning set forth in Section 7.01(d).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted (in the case of permitted adjustments, to the extent the Company makes such permitted adjustments) by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g) (with it being understood that if the adjusted basis of any Company property is different from its fair market value at the time of contribution, its Book Value shall initially equal the fair market value).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” has the meaning set forth with respect thereto in Section 6.01(a).

“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Member contributes or is deemed to have contributed to the Company with respect to the issuance of any Unit pursuant to Article III.

“Cash Amount” means an amount of U.S. Dollars equal to (i) the applicable number of Common Units subject to a Redemption with respect to which Parent determines to deliver to the Redeeming Unitholder cash instead of shares of Class A Common Stock, multiplied by (ii) on any Redemption Date, the average of the daily Closing Prices for the ten (10) consecutive trading days immediately preceding the Redemption Date.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of Parent.

“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of Parent.

“Closing Price” means, as of any date, the last sale price for Class A Common Stock or, in case no such sale takes place on such day, the average of the closing bid and asked prices for Class A Common Stock, in either case, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which Class A Common Stock is listed or admitted to trading or, if Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in Class A Common Stock selected by the Board of Directors of Parent or, in the event that no trading price is available for Class A Common Stock, the fair market value of the Class A Common Stock, as determined in good faith by the Board of Directors of Parent.

“Code” means the United States Internal Revenue Code of 1986, as amended and any future amendments to the Code and any corresponding provisions of succeeding Code provisions (whether or not such amendments and corresponding provisions are mandatory or discretionary).

“Common Units” means Units of the Company that are designated as Common Units pursuant to this Agreement.

“Company” has the meaning set forth in the Preamble.

“Company Minimum Gain” means partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

“Contribution Agreement” has the meaning set forth in the Recitals.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.L. Section 18-101, et seq., as the same exists or hereafter may be amended from time to time, and any successor thereto.

“Designated Class B Shares” means such number of shares of Class B Common Stock equal to the same percentage (rounded to the nearest one-thousandth of one-percent) of the total number of shares of Class B Common Stock held by a Redeeming Unitholder as the percentage of Redeemed Units tendered for Redemption by such Redeeming Unitholder bears to the total number of Common Units held by such Redeeming Unitholder.

“Disposition Event” means any merger, consolidation or other business combination of Parent or the Company, whether effected through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer), unless, following such transaction, (a) all or substantially all of the holders of the voting power of all outstanding classes of common stock and series of preferred stock of Parent that are generally entitled to vote in the election of directors prior to such transaction or series of transactions in the case of a transaction by Parent, or (b) all or substantially all of the holders of the voting power of all equity interests in the Company in the case of a transaction with the Company, continue to hold a majority of the voting power of the surviving entity (or its parent) resulting from such transaction or series of transactions in substantially the same proportions as immediately prior to such transaction or series of transactions.

“Distribution” means each distribution made by the Company to a Member with respect to such Person’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution, regular or special cash distribution or otherwise; provided, that, Distributions shall not include any recapitalization or exchange of securities of the Company (whether resulting from the conversion of the Company from a limited liability company to a corporation, any Redemption under Article IV or otherwise), any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), limited liability company interests or equivalent ownership interests in or issued by, or interests, participations or other equivalents to share in the revenues or earnings of (except as provided in any service agreement that includes a revenue sharing component entered into in the ordinary course of business), such Person or securities convertible into, or exchangeable or exercisable for, such shares, interests, participations or other equivalents and options, warrants or other rights to acquire such shares, interests, participations or other equivalents; provided, that discounts and rebates granted in the ordinary course of business shall not in any event constitute an Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fair Market Value” has the meaning set forth in Section 10.01(a).

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 10.04.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31.

“Indemnified Person” has the meaning set forth in Section 9.02(a).

“Joinder Agreement” means an agreement of joinder to this Agreement between the Company and a third party, substantially in the form attached hereto as Exhibit A.

“Losses” means items of Company loss and deduction determined in accordance with Section 6.01(b).

“Managing Member” means, immediately upon the execution and delivery of this Agreement, Parent and, thereafter, any Person (i) to which the Managing Member Transfers all Units held by such Managing Member (other than in the event of any Transfers through pledge or encumbrance of such Units), (ii) which is the successor Person of the Managing Member in a Reclassification Event, or (iii) which is appointed by the Managing Member as the new Managing Member, and which is admitted to the Company as the Managing Member upon such Transfer, Reclassification Event or appointment.

“Members” means the Members on the date of this Agreement and all other persons or entities admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members, each as listed on Annex A attached hereto. Reference to a “Member” means any one of the Members.

“Other Business” has the meaning set forth in Section 9.03.

“Parent” has the meaning set forth in the Recitals.

“Percentage Interest” means, as to any Member, the quotient, expressed as a percentage, of the number of Units held by such Member divided by the aggregate number of Units held by all of the Members.

“Permitted Transferee” means with respect to (i) Tiptree, any limited partner of Tiptree; (ii) any Member, any Affiliate of such Member and (iii) in the case of a Member that is an individual, to such Member’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Member and/or the Member’s spouse and/or descendants.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity or any department, agency, or political subdivision thereof.

“Profits” means items of Company income and gain determined in accordance with Section 6.01(b).

“Reclassification Event” means any of the following: (i) any reclassification or recapitalization of the common stock of Parent (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.06), (ii) any merger, consolidation or other combination involving Parent, or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of Parent to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of common stock of Parent shall be entitled to receive cash, securities or other property for their shares of common stock.

“Redeemed Units” has the meaning set forth in Section 4.01(a).

“Redeeming Unitholder” has the meaning set forth in Section 4.01(a) of this Agreement.

“Redemption” has the meaning set forth in Section 4.01(a).

“Redemption Date” has the meaning set forth in Section 4.01(b)(iv).

“Redemption Notice” has the meaning set forth in Section 4.01(b)(i).

“Redemption Rate” means the number of shares of Class A Common Stock for which a Common Unit is entitled to be Redeemed. On the date of this Agreement, the Redemption Rate shall be 1 for 1, subject to adjustment pursuant to Section 4.02 of this Agreement.

“Regulatory Allocations” has the meaning set forth in Section 6.07(e).

“Spousal Consent” has the meaning set forth in Section 11.15.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, either (A) a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof or (B) such Person is a general partner, managing member of managing director of such partnership, limited liability company, or other business entity. For purposes hereof and unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Taxable Year” has the meaning set forth in Section 10.05.

“Tax Matters Partner” means the Managing Member.

“Tiptree” has the meaning set forth in the Recitals.

“Transfer” has the meaning set forth in Section 7.01(a).

“Treasury Regulations” means the income tax regulations promulgated under the Code and any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary).

“Unit” means an interest of a Member in the Company having the rights and obligations specified with respect to Units in this Agreement.

“Unitholder” means a holder of Common Units.

Section 1.02 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II

FORMATION

Section 2.01 Name; Formation. The name of the Company shall be Tiptree Operating Company, LLC, or such other name as the Managing Member may from time to time hereafter designate. The Managing Member may change the name of the Company at any time and from time to time. Prompt notification of any such change shall be given to all Members. The Company has been organized as a Delaware limited liability company by filing with the Secretary of State the Certificate of Formation under and pursuant to the Delaware Act and shall be continued in accordance with this Agreement.

Section 2.02 Purpose. The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Delaware Act, as such business activities may be determined by the Managing Member from time to time.

Section 2.03 Offices.

(a) The principal office of the Company, and such additional offices as the Managing Member may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Member may designate from time to time.

(b) The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by law.

Section 2.04 Term. The Company shall continue until dissolved and terminated in accordance with Article VIII of this Agreement.

ARTICLE III

UNITS AND MEMBERS

Section 3.01 Authorized Units. The total number of Units which the Company has authority to issue shall be determined by the Managing Member from time to time. The Managing Member may from time to time designate and issue Units in such classes and series as the Managing Member shall determine in accordance with this Agreement. Upon the designation and issuance of additional Units by the Company, the Managing Member shall cause the Units so issued to be described in an amendment to Annex A attached hereto, which Annex shall list the name and address of the Units owned by each Member.

Section 3.02 Interests of Unit Holders. The relative rights, privileges, powers, preferences, limitations, duties, liabilities and obligations of holders of the Units shall be determined in the manner set forth herein. Each holder’s interest in the Company, including such holder’s interest in income, gains, losses, deductions and expenses of the Company, shall be represented by the Units held by such holder. Immediately following the execution and delivery of this Agreement, only Common Units shall be issued and outstanding. The Managing Member shall have the right to issue, but only in accordance with Section 3.03, 3.05 and 3.06 below, additional Common Units and/or establish and issue other classes or series of Units or other Company securities from time to time with such rights, privileges, powers, preferences, limitations, duties, liabilities and obligations, which may be different from, including senior or subordinate to, any then existing or future classes or series of Units or other Company securities, as the Managing Member shall determine from time to time, in its sole discretion, without the vote or consent of any other Member or any other Person, including:

(a) the right of such Units or other Company securities to share in Profits and Losses or items thereof;

(b) the right of such Units or other Company securities to share in distributions;

(c) the rights of such Units or other Company securities upon dissolution, liquidation and termination of the Company;

(d) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units or other Company securities;

(e) whether such Units or other Company securities are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange;

(f) the terms and conditions upon which such Units or other Company securities will be issued, evidenced by certificates or assigned or transferred;

(g) the terms and conditions of the issuance of such Units or other Company securities (including, without limitation, the amount and form of consideration, if any, to be received by the Company in respect thereof, the Managing Member being expressly authorized, in its sole discretion, to cause the Company to issue Units or other Company securities for less than their Fair Market Value, as determined by the Managing Member); and

(h) the right, if any, of the holder of such Units or other Company securities to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units or other Company securities.

Section 3.03 Reciprocal Equity Issuances

(a) Except as contemplated in this Section 3.03, if at any time the Managing Member shall issue any Equity Interests of the Managing Member (other than shares of Class B Common Stock):

(i) the Company shall issue to the Managing Member one Common Unit (if the Managing Member issues a share of Class A Common Stock), or such other Units of the Company designated by the Managing Member (if the Managing Member issues Equity Interests other than Class A Common Stock) corresponding to the Equity Interests issued by the Managing Member, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Interest of the Managing Member, and

(ii) the net proceeds received by the Managing Member with respect to the corresponding share of Class A Common Stock or other Equity Interests of the Managing Member, if any, shall be concurrently transferred to the Company; provided, however, that if the Managing Member issues any shares of Class A Common Stock or other Equity Interests some or all of the net proceeds of which are to be used to fund expenses or other obligations of the Managing Member for which the Managing Member would be permitted a cash distribution pursuant to clause (ii) of Section 6.05(e), then the Managing Member shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be used to fund such expenses or repay such indebtedness, or transferred to such Member as consideration for such purchase).

(b) Notwithstanding the foregoing, this Section 3.03 shall not apply:

(i) to the issuance and distribution to holders of shares of Class A Common Stock and Class B Common Stock of rights to purchase Equity Interests of the Managing Member under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Units for Class A Common Stock, such Class A Common Stock will be issued together with a corresponding right), or to the issuance under the Managing Member’s employee benefit plans of any warrants, options, other rights to acquire Equity Interests of the Managing Member or rights or property that may be converted into or settled in Equity Interests of the Managing Member, but shall in each of the foregoing cases apply to the issuance of Equity Interests of the Managing Member in connection with the exercise or settlement of such rights, warrants, options or other rights or property,

(ii) to the issuance of shares of Class A Common Stock, the proceeds of which are used to purchase or fund the purchase from a Member of a number of Units (and shares of Class B Common Stock) equal to the number of shares of Class A Common Stock so issued, and

(iii) as otherwise determined by the Managing Member in accordance with Section 3.05(b).

(c) Except pursuant to Section 3.05 and Article IV or as otherwise determined by the Managing Member in accordance with Article IV:

(i) the Company may not issue any additional Common Units to the Managing Member unless substantially simultaneously the Managing Member issues or sells an equal number of shares of the Managing Member’s Class A Common Stock to another Person, and

(ii) the Company may not issue any other Units of the Company to the Managing Member unless substantially simultaneously the Managing Member issues or sells, to another Person, an equal number of shares of a new class or series of Equity Interests of the Managing Member with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Units of the Company.

Section 3.04 Reciprocal Equity Redemptions.

(a) Except as otherwise determined by the Managing Member in accordance with Section 3.05:

(i) the Managing Member or any of its Subsidiaries may not redeem, repurchase or otherwise acquire any shares of Class A Common Stock unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the Managing Member an equal number of Common Units for the same price per security, and

(ii) the Managing Member or any of its Subsidiaries may not redeem, repurchase or otherwise acquire any other Equity Interests of the Managing Member unless substantially simultaneously the Company redeems or repurchases from the Managing Member an equal number of Units of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Interests of the Managing Member for the same price per security.

(b) Except as otherwise determined by the Managing Member in accordance with Section 3.05:

(i) the Company may not redeem, repurchase or otherwise acquire any Common Units from the Managing Member or any of its Subsidiaries unless substantially simultaneously the Managing Member redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof, and

(ii) the Company may not redeem, repurchase or otherwise acquire any other Units of the Company from the Managing Member or any of its Subsidiaries unless substantially simultaneously the Managing Member redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Interests of the Managing Member of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Interests of the Managing Member.

(c) Notwithstanding the foregoing, to the extent that any consideration payable to the Managing Member in connection with the redemption or repurchase of any shares of Class A Common Stock or other Equity Interests of the Managing Member consists (in whole or in part) of shares of Class A Common Stock or such other Equity Interests (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Units of the Company shall be effectuated in an equivalent manner.

Section 3.05 Exceptions. Notwithstanding anything to the contrary contained in this Agreement or any other agreement between the Company, the Managing Member and/or any of the other Members:

(a) all issuances, repurchases and redemptions of Equity Interests of the Managing Member and of Units by the Managing Member or the Company, respectively, shall be subject to applicable restrictions contained in the General Corporation Law of the State of Maryland (as the same exists or hereafter may be amended from time to time, and any successor thereto) or the Delaware Act and in the Managing Member’s and its Subsidiaries’ (including the Company’s) debt and equity financing agreements, and if any such restrictions prohibit the issuance, repurchase or redemption of such Equity Interests of the Managing Member or of Units hereunder that the Managing Member or the Company, as applicable, is otherwise entitled or required to make, the time periods provided in this Agreement or any other such repurchase agreement shall be suspended, and the Managing Member and/or the Company, as applicable, may make such repurchases as soon as it is permitted to do so under such restrictions;

(b) if (A) the Managing Member incurs any indebtedness and desires to transfer the proceeds of such indebtedness to the Company, and (B) the Managing Member is unable to lend the proceeds of such indebtedness to the Company on an equivalent basis because of restrictions in any of the Managing Member’s and its Subsidiaries’ (including the Company’s) debt and equity financing agreements, then notwithstanding Section 3.03 or Section 3.04, the Managing Member may in good faith implement an economically equivalent alternative arrangement in connection with the transfer of proceeds to the Company using preferred Equity Interests of the Company without complying with the provisions contained in Section 3.03 and Section 3.04; and

(c) the Company and the Managing Member may each separately issue Equity Interests at any time and from time to time without complying with the provisions contained in Section 3.03 and Section 3.04, if deemed appropriate by the Company or the Managing Member, as applicable, acting in good faith.

Section 3.06 Adjustments. The Company shall not in any manner effect any subdivision (by any unit split, unit dividend, reclassification, recapitalization or otherwise) or combination (by reverse unit split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Equity Interests of the Managing Member, with corresponding changes made with respect to any other exchangeable or convertible securities. The Managing Member shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Equity Interests of the Managing Member unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

Section 3.07 Certification of Units. The Units owned by the Members (including their respective class or series) will be recorded on the attached Annex A. Certificates evidencing Units (and certificates reflecting re-allocations of such Units) may be issued by the Company. The Managing Member may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost or destroyed. Upon surrender to the Company or the transfer agent of the Company of a certificate representing Units duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and subject to compliance with Section 7.01, a new certificate shall be issued to the Person entitled thereto, and the old certificate shall be cancelled and the transaction shall be recorded upon the books of the Company.

Section 3.08 Restrictive Legend. In the event that certificates representing the Units are issued, each certificate or instrument shall be imprinted with a legend in substantially the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [—], 2013, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT OR STATE ACTS OR AN EXEMPTION THEREFROM. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, EFFECTIVE AS OF [—], 2013, AS FURTHER AMENDED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”). A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

Section 3.09 Opt-in to Article 8 of the Uniform Commercial Code. The Members hereby agree that the Units shall be “securities” governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction) as in effect from time to time.

Section 3.10 Members.

(a) The name and address of each Member of the Company are as set forth on Annex A attached hereto, as the same may be amended from time to time.

(b) No Member shall have the right to approve or vote on any matter except as expressly set forth in this Agreement or as otherwise required by applicable law.

(c) Meetings of the Members for the transaction of such business as may properly come before such Members shall be held at such place, on such date and at such time as the Managing Member shall determine. Special meetings of Members for any proper purpose or purposes may be called at any time by the Managing Member. Members may not otherwise call special meetings.

(d) A quorum shall be present at a meeting of Members if Units representing at least a majority of the outstanding voting power entitled to be exercised at such meeting are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of a specified portion of all Units entitled to vote is required by the Delaware Act, the affirmative vote of the Units representing at least a majority of the outstanding voting power of the Units entitled to be voted at a meeting of Members at which a quorum is present shall be the act of the Members. Notice shall be given at least 24 hours prior to any meeting of the Members. Notice may be waived before or after a meeting or by attendance without protest at such meeting. Notice may be by hand, telephone, electronic mail, overnight courier or the U.S. mail and shall be deemed given when received. The Members may conduct meetings by means of telephone and such participation shall constitute presence in person at such meeting. Any action required or permitted to be taken by the Members at a meeting may be taken without a meeting if the Members holding at least a majority of the outstanding voting power entitled to vote on such action consent in writing to such action, except that, if, pursuant to the Delaware Act, such action requires the affirmative vote of a specified portion of all Units entitled to vote, the written consent of such specified portion of all Units shall be required. The Managing Member may adopt such other procedures governing meetings and the conduct of business as well as meetings of Members and any procedures to be used in connection with voting by Members (which voting may be by written consent of the percentage necessary to take such action) as it shall deem appropriate.

(e) No current or former Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

(f) Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall loan funds to the Company, then the making of such loans shall not result in any increase of the Capital Account balance of such Member. The amount of any such loan shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

ARTICLE IV

REDEMPTION RIGHTS

Section 4.01 Redemption of Common Units for Class A Common Stock.

(a) From and after [            ],1 each Unitholder shall be entitled at any time and from time to time, upon the terms and subject to the conditions hereof, to require the

[1]	To be one year from date of the Agreement.

Company to redeem Common Units (the “Redeemed Units”), for a redemption price paid to such Unitholder (the “Redeeming Unitholder”) consisting of a number of shares of Class A Common Stock that is equal to the product of the number of Common Units surrendered multiplied by the Redemption Rate (such redemption, a “Redemption”); provided, that the Managing Member shall have the right, at its option and sole discretion, to deliver to the Redeeming Unitholder in such Redemption, instead of all or any portion of the number of shares of Class A Common Stock as determined above, the Cash Amount or a combination of cash and shares of Class A Common Stock as determined by the Managing Member in accordance with this Article IV.

(b)(i) A Unitholder shall exercise its right to Redemption as set forth in Section 4.01(a) above by delivering to Parent and to the Company a written redemption notice in the form of Exhibit B hereto (the “Redemption Notice”), duly executed by such holder or such holder’s duly authorized attorney, in each case delivered during normal business hours at the principal executive offices of Parent and of the Company. Together with such Redemption Notice, the Redeeming Unitholder shall surrender all of its Redeemed Units (and, if in certificated form, shall deliver the certificates of such Redeemed Units simultaneously with such Redemption Notice or shortly thereafter) and shall transfer to Parent all of its Designated Class B Shares (and, if in certificated form, shall deliver the certificates of such Designated Class B Shares simultaneously with such Redemption Notice or shortly thereafter) for cancellation, each free and clear of any and all liens and encumbrances, and the Redeeming Unitholder shall represent in such Redemption Notice that such Redeemed Units and the Designated Class B Shares are free and clear of any and all liens and encumbrances.

(ii) As promptly as practicable (but in any event within ten Business Days) following the delivery of such Redemption Notice, the Company shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of Parent, the number of shares of Class A Common Stock deliverable upon such Redemption, registered in the name of the relevant Redeeming Unitholder, and, if fewer than all Common Units represented by any certificate of Common Units (if in certificated form) and fewer than all shares of Class B Common Stock (if in certificated form) represented by any share certificate are Redeemed Units or Designated Class B Shares, then the Company shall issue and deliver to such Redeeming Unitholder a new certificate representing the Common Units not subject to Redemption and Parent shall issue and deliver to such Redeeming Unitholder a new certificate representing the shares of Class B Common Stock not subject to Redemption, in each case registered in the name of the relevant Redeeming Unitholder; provided, that, if the Common Units or the Class B Common Stock is issued by the Company or by Parent, in book entry form, the Company or Parent, as applicable, shall reflect or cause the transfer of the Redeemed Units or the Designated Class B Shares, respectively to be reflected in the applicable books and records of the Company or Parent; provided, further, that if Parent exercised its right to deliver the Cash Amount or a combination of cash and shares of Class A Common Stock, Parent shall deliver or cause to be delivered such cash in accordance with this Section 4.01(b) and the Company shall deliver or cause to be delivered in accordance with this Section 4.01(b) the applicable number of shares of Class A Common Stock, if any. To the extent that the Class A Common Stock is settled through the facilities of The Depository Trust Company, the Company will, subject to Section 4.01(c) below, upon the written instruction of a Redeeming Unitholder, use its reasonable best efforts to deliver the shares of Class A Common Stock deliverable to such Redeeming Unitholder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Redeeming Unitholder.

(iii) Parent shall take such actions as may be required to ensure the performance by the Company of its obligations under this Section 4.01(b) and the foregoing Section 4.01(a), including the issuance and sale of shares of Class A Common Stock to or for the account of the Company in Redemption for the delivery to Parent by the Company of a number of Common Units that is equal to the number of Redeemed Units surrendered by a Redeeming Unitholder.

(iv) On the date of the delivery of a Redemption Notice in accordance with Section 4.01(b)(i) (each, a “Redemption Date”), the Redemption will be effective, the Redeeming Unitholder shall cease to have any rights as a holder of such Common Units and the Designated Class B Shares held by the Redeeming Unitholder shall be automatically cancelled and shall have no further rights or privileges and shall no longer be deemed to be outstanding for any purpose, and such Redeeming Unitholder shall be treated for all purposes as having become the record holder of the Class A Common Stock issued in Redemption for such Common Units or entitled to the payment of the Cash Amount if and to the extent Parent has exercised its right to deliver the Cash Amount in such Redemption.

(c) The Company and each Redeeming Unitholder shall bear their own expenses in connection with the consummation of any Redemption, whether or not any such Redemption is ultimately consummated, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Redemption; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Unitholder that requested the Redemption, then such Unitholder and/or the person in whose name such shares are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Redemption or shall establish to the reasonable satisfaction of the Company that such taxes have been paid or are not payable.

(d) Notwithstanding anything to the contrary herein, no Redemption shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of Parent or of the Company, such a Redemption would pose a material risk that the Company would be treated as a “publicly traded partnership” under Section 7704 of the Code.

(e) For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Unitholder shall not be entitled to redeem Units pursuant to this Section 4.01 to the extent Parent determines that such Redemption (i) would be prohibited by law, order or regulation or (ii) would not be permitted under any other agreements with Parent or its subsidiaries to which such Unitholder may be a party or any written policies of Parent related to unlawful or improper trading (including, without limitation, the policies of Parent relating to insider trading).

(f) Notwithstanding any other provision of this Agreement, if a Disposition Event is approved and consummated in accordance with applicable law, at the request of the Company (or following such Disposition Event, its successor) or Parent (or following such Disposition Event, its successor), each Unitholder shall, at any time and from time to time after, or simultaneously with, the consummation of such Disposition Event, be required to effect a Redemption of all of such Unitholder’s Common Units and shares of Class B Common Stock, in accordance with Section 4.01(a). For the avoidance of doubt, in connection with a Disposition Event, in no event shall the holders (other than Parent and its subsidiaries) of Common Units and shares of Class B Common Stock be entitled to receive aggregate consideration for each Common Unit and corresponding share of Class B Common Stock that is greater than the consideration payable in respect of each share of Class A Common Stock.

Section 4.02 Adjustment. Except as set forth in Section 3.05:

(a) The Redemption Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Common Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock and Class B Common Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock or Class B Common Stock that is not accompanied by an identical subdivision or combination of the Common Units and the Class B Common Stock and Class A Common Stock, respectively.

(b) If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then, upon any subsequent Redemption, a Redeeming Unitholder shall be entitled to receive the amount of such security, securities or other property that such Redeeming Unitholder would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction.

(c) For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to the Common Units held by the Unitholders as of the date hereof, as well as any Common Units hereafter acquired by a Unitholder. This Agreement shall apply to, mutatis mutandis, and all references to “Common Units” shall be deemed to include, any security, securities or other property of the Company which may be issued in respect of, in Redemption for or in substitution of Common Units by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, redemption (other than a Redemption) or other transaction.

Section 4.03 Reclassification Events. If a Reclassification Event occurs, Parent or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement,

and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the Redemption rights of holders of Common Units set forth in this Agreement provide that each Common Unit is redeemable for the same amount and same type of property, securities or cash (or combination thereof) that one share of Class A Common Stock becomes redeemable for or converted into as a result of the Reclassification Event and (ii) Parent or the successor to Parent, as applicable, is obligated to deliver such property, securities or cash upon such Redemption. Parent shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of Parent under this Agreement to the extent that any of the rights or obligations of Parent under this Agreement are assigned or otherwise transferred to the successor Person. For the avoidance of doubt, the provisions of this Section 4.03 shall not affect the right of the Company or Parent to require a Redemption pursuant to this Agreement upon the consummation of a Disposition Event.

Section 4.04 Class A Common Stock to be Issued. Parent shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Redemption, such number of shares of Class A Common Stock as shall be deliverable upon any such Redemption; provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the Redemption of the Common Units by delivery of shares of Class A Common Stock which are held in the treasury of Parent or the Company or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of Parent or any subsidiary thereof). Parent and the Company covenant that all Class A Common Stock issued upon an Redemption will, upon issuance, be validly issued, fully paid and non-assessable.

Section 4.05 Distributions With Respect to Class A Common Stock. The number of shares of Class A Common Stock and/or the cash that a Redeeming Unitholder is entitled to receive under Section 4.01(a) shall not be adjusted on account of any distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redemption Date occurs subsequent to the record date for any distribution with respect to the Redeemed Units but prior to payment of such distribution, the Redeeming Unitholder shall be entitled to receive such distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Unitholder transferred and surrendered the Redeemed Units to Parent prior to such date. For the avoidance of doubt, no Unitholder shall be entitled to receive, in respect of a single record date, distributions or dividends both on Redeemed Units and on Class A Common Stock received by such member in the Redemption of such Redeemed Units.

Section 4.06 Books and Records. Upon consummation of a Redemption contemplated by this Article IV, each Common Unit transferred to the Company for the account of Parent at such Redemption shall thereafter be registered in the name of Parent as a Common Unit, and the Managing Member shall modify the applicable books and records of the Company and Annex A (Schedule of Members) to this Agreement in accordance with the terms therein to reflect such transfer.

ARTICLE V

MANAGEMENT AND OPERATIONS

Section 5.01 Management of the Company.

(a) The Members hereby delegate to the Managing Member the sole right to manage the business of the Company and to have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. Except as otherwise provided herein, no Member shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions herein specified to be voted on or approved by the Members. The Managing Member shall be the “manager” of the Company for the purposes of the Delaware Act. Any action taken by the Managing Member shall constitute the act of, and serve to bind, the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Managing Member, as set forth in this Agreement. The Managing Member may not be removed without the consent of the Managing Member.

(b) The Managing Member shall appoint such officers of the Company, who may but need not be Members, to such terms and to perform such functions as the Managing Member shall determine in its sole discretion, and the Managing Member may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company. The Managing Member may delegate to any such officer, person or entity such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate. In particular, the Managing Member may appoint an officer to execute any contract or other agreement or document on behalf of the Company; provided, that no officer may execute and file on behalf of the Company with the Secretary of State (i) any certificates of amendment to the Company’s Certificate of Formation, (ii) one or more restated certificates of formation and certificates of merger or consolidation or (iii) upon the dissolution and completion of winding up of the Company, a certificate of cancellation canceling the Company’s Certificate of Formation, without having obtained the consent of the Members representing a majority of the outstanding voting power of the Units.

(c) Any action taken by an officer designated by the Managing Member pursuant to authority delegated to such officer shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any officer as set forth in this Agreement and any instrument designating such officer and the authority delegated to him or her therein.

(d) Except as otherwise provided in the resolution of the Managing Member electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Managing Member. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Managing Member may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company, but the election of any officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled by the Managing Member.

(e) In connection with the performance of its duties as the manager of the Company, the Managing Member acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The parties acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will owe comparable fiduciary duties to the stockholders of the Managing Member. The Managing Member will use all commercially reasonable and appropriate efforts and means, as determined in good faith by the Managing Member, to minimize any conflicts of interest between the Members and the stockholders of the Managing Member and to effectuate any transaction that involves or affects any of the Company, the Managing Member, the Members and/or the stockholders of the Managing Member in a manner that does not (i) disadvantage the Members or their interests relative to the stockholders of the Managing Member, or (ii) advantage the stockholders of the Managing Member relative to the Members, or (iii) treats the Members and the stockholders of the Managing Member differently.

ARTICLE VI

CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS

Section 6.01 Capital Accounts.

(a) The Company shall establish and maintain a separate “Capital Account” for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may, upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

(b) “Profits” and “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B), Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation
Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

(vi) Items of income, gain, loss and deduction of the Company with respect to any property distributed to a Member shall be computed as if the Company had sold such property on the date of such distribution at a price equal to its Fair Market Value at that date.

(vii) The Members’ Capital Accounts will normally be adjusted on an annual or other periodic basis as determined by the Managing Member, but the Capital Accounts may be adjusted more often if a new Member is admitted to the Company or if circumstances otherwise make it advisable in the judgment of the Managing Member.

Section 6.02 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 6.03 No Interest. Except as otherwise expressly provided herein, no Member shall be entitled to receive interest from the Company in respect of any positive balance in its Capital Account, and no Member shall be liable to pay interest to the Company in respect of any negative balance in its Capital Account.

Section 6.04 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 6.05 Distributions and Allocations.

(a) Except as otherwise provided herein, the Company shall make distributions of cash or other assets to the Members in respect of their Units at any time and from time to time as determined by the Managing Member in its sole discretion; provided, that such distributions are permitted under any lending agreements to which the Company or any of its Subsidiaries is a party and under applicable law. Except as, and to the extent, provided in the terms and conditions of any new Units authorized and issued by the Company after the date first above written, Distributions shall be made to the Members holding Common Units in the proportion that the number of Common Units held by each such Member bears to the aggregate number of all outstanding Common Units.

(b) The Members shall look solely to the assets of the Company for any Distributions, whether liquidating Distributions or otherwise. If the assets of the Company remaining after the payment or discharge, or the provision for payment or discharge, of the debts, obligations, and other liabilities of the Company are insufficient to make any Distributions, no Member shall have any recourse against the separate assets of any other Member (except as otherwise expressly provided herein).

(c) If the Company has, pursuant to any clear and manifest accounting or similar error, paid any Member an amount in excess of the amount to which it is entitled pursuant to this Section 6.05, such Member shall reimburse the Company to the extent of such excess, without interest, within 30 days after demand by the Company.

(d) All amounts withheld and paid pursuant to the Code or any provision of any state, local, or foreign tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts paid or distributed, as the case may be, to the Members with respect to which such amount was withheld pursuant to this Section 6.05(d) for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Members, and to pay over to any federal, state, local, or foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, local, or foreign law. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Interest shall pay the amount of such excess to the Company as a contribution to the capital of the Company.

(e) Notwithstanding the provisions of Section 6.05(a), the Managing Member, in its sole discretion, may authorize that (i) the Company pay cash to the Managing Member (which payment shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of the Managing Member’s Units to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of shares of Class A Common Stock or other Equity Interests issued by the Managing Member in accordance with Section 3.04, and (ii) cash distributions be made to the Managing Member (which distributions shall be made without pro rata distributions to the other Members) to the extent that the Managing Member determines that expenses or other obligations of the Managing Member are related to its role as the Managing Member, or to the business and affairs of the Company, or any of its direct or indirect Subsidiaries, including (A) operating, administrative and other similar costs incurred by the Managing Member, including payments in respect of indebtedness and preferred stock (to the extent economically equivalent indebtedness or Units were not issued to the Managing Member) and payments pursuant to any legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any tax liabilities of the Managing Member), (B) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, the Managing Member, (C) fees and expenses related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by the board of directors of the Managing Member and (D) other fees and expenses in connection with the maintenance of the existence of the Managing Member (including any costs or expenses associated with being a public company listed on a national securities exchange). For the avoidance of doubt, distributions made under this Section 6.05(e) may not be used to pay or facilitate dividends or distributions on any Equity Interests of the Managing Member.

Section 6.06 Allocations. Except as otherwise provided in Section 6.07, Profits and Losses for any Fiscal Year shall be allocated among the Members in accordance with their Percentage Interests.

Section 6.07 Special Allocations.

(a) Nonrecourse deductions (as defined in Treasury Regulation 1.704-2(b)(1)) shall be allocated pro rata to the holders of Common Units. If there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be specially allocated Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6). This Section 6.07(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease during any Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to, and subject to the exceptions contained in Treasury Regulation Section 1.704-2(i)(4). This Section 6.07(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 6.07(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulation Section 1.704-l(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulation Section 1 .704-1 (b)(2)(iv)(m)(4) applies.

(e) The allocations set forth in Sections 6.07(a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

Section 6.08 Tax Allocations.

(a) Except as provided in Sections 6.08(b), (c) and (d), the income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided, that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value in accordance with the traditional method specified in Treasury Regulation Section 1.704-3(b).

(c) If the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) in accordance with the traditional method specified in Treasury Regulation Section 1.704-3(b).

(d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Managing Member taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e) Allocations pursuant to this Section 6.08 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

(f) The Managing Member may elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Code Section 754.

ARTICLE VII

TRANSFERS OF UNITS

Section 7.01 Transfers of Units.

(a) Except for Transfers to Permitted Transferees, no Member may sell, transfer, convey, contribute, assign, pledge or otherwise dispose of or encumber (collectively, a “Transfer”) all or any part of its Units (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), directly or indirectly, without the prior written consent of the Managing Member. Any Transfer in accordance with this Article VII shall be recognized by and recorded on Annex A hereto. If, notwithstanding the provisions of this Section 7.01(a), all or any portion of a Member’s Units are Transferred in violation of this Article VII, involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies under this Agreement or otherwise, the purported transferee of such Units (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Units in violation of this Section 7.01(a) shall be null and void and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Section 7.01 shall not apply to the Transfer of any capital stock of the Managing Member; provided, that no shares of Class B Common Stock may be Transferred unless a corresponding number of Common Units are Transferred therewith in accordance with this Agreement and, to the extent that any Member Transfers Common Units, it shall Transfer to the transferee a corresponding number of shares of Class B Common Stock.

(b) In addition to any other restrictions on Transfer herein contained, including the provisions of this Section 7.01, in no event may any Transfer or assignment of Units by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Units; (ii) if in the opinion of legal counsel to the Company such Transfer presents a material risk that such Transfer would cause the Company to cease to be classified as a partnership or to be classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code for federal income tax purposes; (iii) if such Transfer would constitute a “prohibited transaction” within the meaning of Section 406 of ERISA and/or Section 4975 of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Section 3(42) of ERISA or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Units pursuant to any applicable federal or state securities laws; (vi) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940 or the Investment Advisors Act of 1940, each as amended (or any succeeding law); (vii) to the extent requested by the Managing Member, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such assignee’s consent to be bound by this Agreement as an assignee) that are in a form satisfactory to the Managing Member, as determined in the Managing Member’s sole discretion; or (viii) if such Transfer violates any applicable law.

(c) Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the assignee. Unless and until an assignee becomes a Member pursuant to this Agreement, the assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law, other than the rights granted specifically to assignees pursuant to this Agreement and to have the other rights granted to assignees pursuant to the Delaware Act; provided, that, without relieving the transferring Member from any such limitations or obligations and as more fully described in Section 7.01(d), such assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the ownership of Units by the assignee (including the obligation, if any, to make Capital Contributions on account of such Units), irrespective of whether such assignee executes a Joinder Agreement.

(d) Any Member who shall Transfer any Units shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges of a Member with respect to such Units, except that unless and until the assignee is admitted as a Member by executing a Joinder Agreement on or after the effective date of such Transfer (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units, including the obligation (together with its assignee pursuant to Section 7.01(c)), if any, to make and return Capital Contributions on account of such Units or otherwise pursuant to the terms of this Agreement and (ii) the Managing Member may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units in the Company from any liability of such Member to the Company that may exist on the Admission Date from any breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in any other agreements with the Company. Notwithstanding anything in this Agreement to the contrary, no Transfer shall be permitted without a prior determination of the Managing Member that such Transfer would not reasonably be expected to cause the Company to be treated as a publicly traded partnership within the meaning of Code Section 7704(b). The Company shall take all actions reasonably available to it under this Agreement as in effect on the date hereof to avoid treatment of the Company as a publicly traded partnership within the meaning of Code Section 7704(b).

Section 7.02 Additional Members. The Managing Member shall have the sole right to admit additional Members upon such terms and conditions, at such time or times, and for such Capital Contributions as the Managing Member shall in its sole discretion determine, and after such Person furnishes to the Managing Member an executed Joinder Agreement, substantially in the form attached hereto as Exhibit A, and such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member; provided, that, irrespective of whether such Person executes a Joinder Agreement, it shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the ownership of Units. Such admission shall automatically become effective on the date on which such conditions have been satisfied and when any such admission is shown on the books and records of the Company. In connection with any such admission, the Managing Member shall amend Annex A hereof to reflect the name, address, and Capital Contribution of the additional Member.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION

Section 8.01 Dissolution. Subject to the provisions of Section 8.03 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a) the determination by the Managing Member and its recommendation to the Member(s) to dissolve the Company; or

(b) the occurrence of any event causing a dissolution of the Company under Section 18-802 of the Delaware Act.

The Company shall not be dissolved by the admission of additional or substitute Members or in the event of a withdrawal, retirement, resignation or expulsion of a Member from the Company or upon the death, bankruptcy or dissolution of a Member, and upon and after any such admission, withdrawal, retirement, resignation, expulsion, death, bankruptcy or dissolution the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 8.02 Liquidation of Company Interests. (a) Upon dissolution, the Company shall be liquidated in an orderly manner. Unless the Managing Member shall otherwise determine, the Managing Member shall act as the liquidator to wind up the affairs of the Company pursuant to this Agreement and terminate the Company. The costs of liquidation shall be borne by the Company. Prior to final distribution and termination, if the liquidator is not the Managing Member, the liquidator shall continue to operate the Company and its assets with all of the power and authority of the Managing Member. The steps to be accomplished by the liquidator are as follows:

(i) the liquidator shall pay, satisfy and discharge all debts, obligations, and other liabilities of the Company to its creditors (including, without limitation, all sales commissions or other expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, establishing cash reserves to be held in escrow for contingent or unforeseen liabilities of the Company, in such amounts and for such holding periods as the liquidator may reasonably determine); and

(ii) after payment or provision for payment of all of the Company’s liabilities has been made in accordance with subparagraph (i), (A) a final allocation of all items of income, gain, loss, and expense shall be made to the Members (including the Managing Member) and (B) all remaining cash and other property shall be distributed to the Members in accordance with their positive Capital Account balances. Any non-cash assets distributed to the Members shall first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections 6.06 and 6.07.

(b) In making such distributions, the liquidator shall allocate each type of liquidation asset (i.e., cash or cash equivalents, units of a Subsidiary, etc.) among the Members ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such Member.

(c) The distribution of cash and/or property to a Member in accordance with the provisions of this Section 8.02 constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and the Company’s property. This Section 8.02 constitutes a compromise to which all Members have consented within the meaning of the Delaware Act.

(d) Upon completion of the distribution of the Company’s assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Managing Member (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take all such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 8.02.

(e) A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to this Article VIII in order to minimize any losses otherwise attendant upon such winding up.

(f) The liquidator shall not be personally liable for the return of Capital Contributions or any portion thereof to any Member (it being understood that any such return shall be made solely from Company assets).

Section 8.03 Continuation of the Company. Notwithstanding the provisions of Section 8.01 hereof, the occurrence of any event of dissolution under Section 8.01 above shall not dissolve the Company if within 90 days after the occurrence of such event of withdrawal, the business of the Company is continued by the agreement of all remaining Members.

ARTICLE IX

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 9.01 Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member (including the Managing Member) of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

Section 9.02 Indemnification of Managing Member, Officers and Agents.

(a) The Company hereby agrees to indemnify and hold harmless any Person (each, an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all claims, damages, judgments, fines, settlements, expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative that relate to the operation of the Company incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was the Managing Member or is or was serving as an officer, employee or agent of the Company; provided, that (unless the Managing Member otherwise consents) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are ultimately determined by a final court determination to result from such Indemnified Person’s bad faith or willful misconduct. Expenses, including attorney fees, incurred by any such Indemnified Person in defending a proceeding shall to the extent of available funds be paid or reimbursed by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking satisfactory to the Managing Member by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined by a final court determination that such Indemnified Person is not entitled to be indemnified by the Company.

(b) The right to indemnification and the advancement of expenses conferred in this Section 9.02 shall, without duplication, be cumulative of, and in addition to, any and all rights to which any Person may have or hereafter acquire under any statute, agreement, determination of the Managing Member or otherwise and shall extend to such Person’s heirs (in case of an individual), successors, assigns and legal representatives.

(c) The Company may, but shall not be obligated to, purchase and maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 9.02(a) above whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 9.02.

(d) Notwithstanding anything contained herein to the contrary (including in this Section 9.02), any indemnity by the Company relating to the matters covered in this Section 9.02 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision from which there is no right of appeal by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

(e) If this Section 9.02 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 9.02 to the fullest extent permitted by any applicable portion of this Section 9.02 that shall not have been invalidated and to the fullest extent permitted by applicable law.

(f) The provisions of this Section 9.02 are for the benefit of the Indemnified Persons and their heirs, successors, assigns and administrators. Any amendment, modification or repeal of this Section 9.02 or any provision hereof shall be prospective only and shall not in any way affect the Company’s obligations to any Indemnified Person under this Section 9.02 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 9.03 Other Business of Members. Subject to any agreement entered into by any Member, any Affiliate of a Member, or any director, officer, employee, consultant, agent, member, partner or stockholder of any Member or any of its Affiliates and the Company, any Member, any Affiliate of a Member or any director, officer, employee, consultant, agent, member, partner or stockholder of a Member or any of its Affiliates: (i) shall be permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business of the Company or any of its Subsidiaries other than through the Company or any of its Subsidiaries (an “Other Business”), (ii) may have and may develop a strategic relationship with businesses that are and may be competitive or complementary with the Company or any of its Subsidiaries, (iii) will not be prohibited by virtue of their investments in the Company or the Managing Member or their service on the Managing Member’s board of directors from pursuing and engaging in any such activities, and (iv) will not be obligated to inform, offer or present the Company, its Subsidiaries or the Managing Member of any such opportunity, relationship or investment even if such opportunity is of a character which, if presented to the Company or the Managing Member could be taken by the Company or the Managing Member. Furthermore, the other Members will not acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any Member, and the involvement of any Member in any Other Business will not constitute a conflict of interest by such Persons with respect to the Company or its Members or any of the Company’s Subsidiaries.

ARTICLE X

ACCOUNTING, TAX MATTERS

Section 10.01 Valuation.

(a) The “Fair Market Value” of any assets or Units to be valued under this Agreement shall be determined in accordance with this Section 10.01.

(b) The Fair Market Value of any asset constituting cash or cash equivalents shall be equal to the amount of such cash or cash equivalents.

(c) The Fair Market Value of any asset constituting publicly traded securities shall be the average, over a period of 21 days consisting of the date of valuation and the 20 consecutive business days prior to that date, of the average of the closing prices of the sales of such securities on the primary securities exchange on which such securities may at that time be listed, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market.

(d) The Fair Market Value of any assets other than cash, cash equivalents or publicly traded securities shall be the fair value of such assets, as determined in good faith by the Managing Member, which determination shall take into account any factors that it deems relevant, including, without limitation, the application of any priority of distributions described in Section 6.05 hereof.

Section 10.02 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Members pursuant to Section 6.05 and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Managing Member in its sole discretion, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

Section 10.03 Bank Accounts. The Company may establish accounts for the deposit of Company funds, in such types and at such institutions, as shall be determined from time to time by the Managing Member.

Section 10.04 Fiscal Year. The Fiscal Year of the Company shall be the 12 month period ending on December 31 of each calendar year, or such other annual accounting period as may be established by the Managing Member.

Section 10.05 Tax Elections. The taxable year of the Company (the “Taxable Year”) shall be determined in accordance with Section 706 of the Code and the regulations promulgated thereunder. The Tax Matters Partner shall in its sole discretion determine whether to make or revoke any available election pursuant to the Code. Each Member will upon request supply any information necessary to give proper effect to any such election.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Expenses. The Members hereby acknowledge that the ongoing operating expenses of the Company and the ongoing operating expenses of Tiptree and Parent, including without limitation the actions taken by Parent in its capacity as Managing Member, relate to the business and affairs of the Company, and that any and all expenses incurred in connection with the carrying out of such activities (including, without limitation, costs of securities offerings, Board of Directors compensation and meeting costs, costs of preparing and delivering periodic reports to security holders, litigation costs and damages arising from litigation, accounting and legal costs, and corporate or other taxes due and payable, or paid, but excluding any costs related to income or other tax obligations of any partner of Tiptree) are incurred on behalf of the Company. The Company shall therefore pay or reimburse each of Parent and Tiptree for all such costs, fees, operating expenses and other expenses incurred by Parent or Tiptree.

Section 11.02 Further Assurances. The parties shall execute and deliver all documents, instruments, and certificates, provide all information, and take or refrain from taking all such further actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement and effect the provisions hereof, as determined in the sole discretion of the Managing Member.

Section 11.03 Title to Company Assets. The Company’s assets will be deemed to be owned by the Company as an entity, and no Member, individually or collectively, will have any ownership interest in any Company asset or any portion thereof.

Section 11.04 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a creditor.

Section 11.05 Amendments, Modifications, or Waivers. Any provision of this Agreement (including amendments to this Section 11.05) may be amended, modified or waived with the written approval of the Managing Member and the Members that own a majority of the outstanding Units held by the Members in the aggregate; provided, that any amendment, modification or waiver which materially and adversely affects any Units in a particular class in a manner different than other Units of such class shall require the consent of the Members holding a majority of the Units so affected thereby; and provided, further, that the Managing Member may amend this Agreement, as it deems to be necessary or appropriate, without the prior vote or consent of any Member or any other Person in order to reflect, (i) in accordance with Section 3.02, the authorization, creation and issuance of Units (including additional Common Units and new classes of Units that are senior to the then existing classes of Units) or other Company securities, (ii) in accordance with Section 3.02, the rights, powers, preferences, duties, liabilities and obligations, in connection with such Units or other Company securities (other than rights, powers, preferences, duties, liabilities and obligations represented by the Common Units), of the Members holding such new Units or the Persons holding such other Company securities, (iii) in accordance with Section 3.02 and Section 7.02, the admission of any Person as a Members who has received any Units or the substitution or withdrawal of Members in accordance with this Agreement (including, the right to amend Annex A), (iv) in accordance with Section 7.02, any contributions by Members (including, the right to amend Annex A), (v) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company, (vi) any amendment, supplement, waiver or modification that the Managing Member determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation, or (vii) a change in the Fiscal Year or taxable year of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company, including a change in the dates on which distributions are to be made by the Company. If an amendment has been approved in accordance with this Agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the other Members shall be deemed a party to and bound by such amendment.

Section 11.06 Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the Members and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, whether so expressed or not.

Section 11.07 Remedies. Each Member shall have all rights and remedies set forth in this Agreement, to the extent provided for herein, and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 11.08 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 11.09 Jurisdiction; Service of Process; Waiver of Jury Trial. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.12 below. Nothing in this Section 11.09, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) ARISING OUT OF OR BASED UPON THIS AGREEMENT. THIS SECTION 11.09 SHALL SURVIVE THE DISSOLUTION, LIQUIDATION, WINDING UP AND TERMINATION OF THE COMPANY.

Section 11.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 11.11 Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 11.12 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or (d) sent to the recipient by electronic mail (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if so sent before 5:00 p.m. New York, New York time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the Company at the following address and to all Members to the addresses set forth on Annex A attached hereto:

To the Company:

Tiptree Operating Company, LLC

780 Third Avenue

New York, NY 10017

Attention: Geoffrey Kauffman

E-mail: gkauffman@tiptreefinancial.com

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

Section 11.13 Complete Agreement. This Agreement (together with all annexes, exhibits and schedules attached hereto), any documents expressly referred to herein and related documents of even date herewith and therewith embody the complete agreement and understanding among the parties and terminate, supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 11.14 Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday, or legal holiday in the State of New York, or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday, or legal holiday.

Section 11.15 Spousal Consent. Each married Member that resides in a community property state shall concurrently with his or her execution hereof deliver to the Company the written consent of his or her spouse, substantially in the form attached hereto as Exhibit C (the “Spousal Consent”), and each such Member who, subsequent to the date hereof marries or remarries, shall be required to obtain his or her spouse’s signature to the Spousal Consent within 30 days after the date of such marriage; provided, however, that the failure of any such Member to do so shall not affect the validity or enforceability of this Agreement.

Section 11.16 No Third Party Beneficiaries. Except as expressly provided in Section 9.02, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

TIPTREE OPERATING COMPANY, LLC

By:
Name:
Title:

TIPTREE FINANCIAL INC.

By:
Name:
Title:

TIPTREE FINANCIAL PARTNERS, L.P.

By:
Name:
Title:

ANNEX A

SCHEDULE OF MEMBERS

Member	No. of Common Units
Tiptree Financial Inc.	[—]
780 Third Avenue, 21st Floor
New York, NY 10017

Tiptree Financial Partners, L.P.	[—]
780 Third Avenue, 21st Floor
New York, NY 10017

Exhibit A

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Amended and Restated Limited Liability Company Agreement of Tiptree Operating Company, LLC (the “Company”), dated as of [—], 2013 (as amended, modified, restated or supplemented from time to time, the “Agreement”), by and among the Members listed on the Annex A attached thereto.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned acknowledges and agrees that the undersigned shall be a “Member”, as such term is defined in the Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of __________, 20__.

Signature of Member

Print Name of Member

Address

Facsimile

Telephone

Exhibit B

FORM OF REDEMPTION NOTICE

Tiptree Financial Inc.

780 Third Avenue

New York, NY 10017

Attention: Geoffrey Kauffman

Tiptree Operating Company, LLC

780 Third Avenue

New York, NY 10017

Attention: Geoffrey Kauffman

Reference is hereby made to the Amended and Restated Limited Liability Agreement, dated as of [—], 2013 (the “Agreement”), among Tiptree Financial Inc., a Maryland corporation (“Parent”), Tiptree Financial Partners, L.P., a Delaware limited partnership, Tiptree Operating Company, LLC, a Delaware limited liability company, and the holders of Common Units from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

The undersigned hereby irrevocably requests Redemption by the Company of the number of Redeemed Units set forth below and in connection therewith surrenders to the Company the number of Designated Class B Shares set forth below and directs that the Cash Amount or Class A Common Stock deliverable upon exercise of the Redemption be issued in the undersigned’s name as set forth below, as set forth in the Agreement.

Number of Common Units to be Redeemed:

Number of Class B Common Stock delivered for cancellation:

The undersigned hereby represents and warrants that: (i) if the undersigned is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction; (ii) the undersigned has all requisite legal capacity and authority to execute and deliver this Redemption Notice and to perform the undersigned’s obligations hereunder and to consummate the transactions contemplated hereby; (iii) if the undersigned is not a natural person, the execution and delivery of this Redemption Notice by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of the undersigned; (iv) this Redemption Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms hereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; (v) the Common Units and the shares of Class B Common Stock subject to this Redemption Notice are being transferred to, or for the account of, Parent free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (vi) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Common Units or the shares of Class B Common Stock subject to this Redemption Notice is required to be obtained by the undersigned for the transfer of such Common Units and shares of Class B Common Stock hereunder.

The undersigned hereby irrevocably constitutes and appoints any officer of the Company or of Parent as the attorney of the undersigned, with full power of substitution and re-substitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer the Common Units and shares of Class B Common Stock subject to this Redemption Notice and to deliver to the undersigned the shares of Class A Common Stock to be delivered in Redemption therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Redemption Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Dated:
(Please Print Name of Unitholder)

(Signature of Unitholder)

(Street Address)

(City) (State) (Zip Code)

If Shares of Class A Common Stock are to be issued, issue to:

Name:

Address:

Social security or identifying number:

EXHIBIT C

SPOUSAL CONSENT

I acknowledge that I have read the foregoing Amended and Restated Limited Liability Company Agreement of Tiptree Operating Company, LLC (the “Company”), dated as of [—], 2013 (as amended, modified, restated or supplemented from time to time, the “Agreement”), by and among the Members listed on Annex A attached thereto and that I know its contents. I am aware that by its provisions my spouse agrees to subject our membership, economic and/or other interest with respect to the Company, including our community or marital property interest therein, if any, (collectively, the “Interest”) to certain restrictions on transfer and options by the Company to purchase the Interests in certain circumstances. I hereby approve of and agree to the provisions of the Agreement, and agree that I will subject any Interest that I may acquire through my community or marital property interest or otherwise to the provisions of such Agreement.

I am aware of my right to obtain independent legal counsel with respect to the Agreement. By execution hereof, I either independently waive the right to separate legal counsel or have obtained separate independent legal counsel.

Date:	, 20

Name: